As filed with the Securities and Exchange Commission on January 8, 2002 Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2
             Registration Statement Under the Securities Act of 1933

                               ELGRANDE.COM, INC.

            NEVADA                          7373                  88-0409024
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)   Id. No.)

                                   Copies to:
1132 HAMILTON STREET     MICHAEL F. HOLLORAN, PRESIDENT     MICHAEL PAIGE, ESQ.
SUITE 302                1132 HAMILTON STREET               JACKSON & CAMPBELL, P.C.
VANCOUVER, B.C.          SUITE 302                          1120 20TH STREET, N.W.
CANADA V6B 2S2           VANCOUVER, B.C.                    SOUTH TOWER
(604) 689-0808           CANADA V6B 2S2                     WASHINGTON, D.C. 20036-3437
                         (604) 689-0808                     (202) 457-1600
(Address and telephone   (Name, address, and                (202) 457-1678 (FACSIMILE)
 number of principal      telephone number of
 executive offices)       agent for service)

APPROXIMATE  DATE  OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As soon  as
practicable  after  this  Registration  Statement  becomes  effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box.

TITLE OF EACH                             PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
CLASS OF SECURITIES    AMOUNT TO BE       OFFERING PRICE    AGGREGATE          REGISTRATION
TO BE REGISTERED       REGISTERED         PER SHARE(4)      OFFERING PRICE(4)  FEE (7)
---------------------  -----------------  ----------------  -----------------  ----------------
Common Stock,
 $.001 par value        2,115,000 (1)           $0.07              $148,050          $37.01

Common Stock,
 $.001 par value        1,842,857(2)(3)         $0.07              $129,000          $32.25

Common Stock,
 $.001 par value       50,000,000(5)            $0.07 (5)        $3,500,000         $875.00

Common Stock,
 $.001 par value          100,000(3)(6)         $0.07                $7,000           $1.75

(1) Shares  to  be  sold  by  certain  selling  shareholders.
(2) Shares issuable upon conversion of outstanding 12% Convertible Debentures. The number of shares registered for issuance upon conversion of the debentures is an estimate based upon the conversion formula applied as of a recent date.
(3) An indeterminate number of additional shares of common stock are registered hereunder in accordance with Rule 416 under the Securities Act that may be issued as provided in the 12% Convertible Debentures and warrants in the event that the provisions against dilution in such instruments become operative.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(5) The price per share of our common stock will vary based on the volume-weighted average daily price of our common stock during the request period provided for in the stock purchase agreement described in this registration statement. The purchase price will be equal to 85% to 95% of the volume-weighted average daily price for each trading day within such pricing period, depending on the volume weighted average price for the common stock on that trading day.
(6) Common stock issuable upon exercise of outstanding warrants with an exercise price of $0.0625 per share.
(7) Each of the fee items was previously paid in connection with the filing of the Registration Statement File no. 333-73016, which was withdrawn and is re-filed at the request of the Securities and Exchange Commission.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        54,057,857 SHARES OF COMMON STOCK

                               ELGRANDE.COM, INC.

     Certain of our stockholders are offering for sale the shares of common stock, par value $0.001 per share, and warrants to purchase shares of common stock of Elgrande being offered under this prospectus.

     The registration statement of which this prospectus forms a part registers for resale an aggregate of 50,000,000 shares of our common stock that may be issued through a common stock purchase agreement (the "stock purchase agreement") that we entered into with IFG Private Equity, LLC ("IFG") as further described in this prospectus. The number of shares that may be issued under the stock purchase agreement would constitute 295% of our issued and outstanding common stock as of December 31, 2001. We will receive the sale price of any common stock that we may sell through the stock purchase agreement, and IFG may resell those shares pursuant to this prospectus. We will also receive $6,250 if all of the Commitment Warrants held by and issued to IFG are exercised. We will not receive any proceeds from IFG' resale of our common stock.

     Of the remaining, 4,057,857 shares, 2,115,000 shares are being offered for sale by certain of our stockholders. We are also registering 1,942,857 shares for conversion of debentures and warrants. Elgrande will not receive any of the proceeds from the sale of the shares of common stock. We will, however, receive $21,763,775 if all outstanding warrants and options to purchase common stock, other than those held by IFG, are exercised. However, there is no assurance that any of these outstanding warrants and options will be exercised by the holders thereof prior to their expiration.

     We will pay certain of the legal and other expenses of this offering, estimated to be $25,000. The selling stockholders will bear the cost of any brokerage commissions or discounts or other selling expenses incurred in connection with the sale of their shares or warrants. The price and the commissions, if any, paid in connection with any sale may be privately negotiated, may be based on then prevailing market prices, and may vary from transaction to transaction and, as a result, are not currently known.

     Bid and asked prices for our common stock are quoted, and the last sale is reported, on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers under the symbol "EGND." On December 31, 2001 the last closing price of the common stock as reported was $0.07. As of December 31, 2001, there were 16,957,620 shares of our common stock outstanding, 6,672,343 shares of common stock issuable upon the exercise of issued and outstanding options and warrants, and approximately 1,842,857 shares of common stock issuable upon conversion of certain debentures, approximately $129,000 of which debentures are currently outstanding.

     The selling stockholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. We have not registered the shares or warrants for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

     AN INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES SIGNIFICANT RISK. WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is January __________,2002



                                     SUMMARY

You should carefully read this entire prospectus before investing in our common stock.

GENERAL
-------

     Elgrande.com, Inc. ("Elgrande", the "Company", "we" or "us") is an e-commerce company that gives both retail and business consumers direct access to manufacturers and distributors through its proprietary ShopEngine software solution. The Company was founded in April of 1998 and, through the Company's destination website Elgrande.com, began selling books, music, and videos on line from its principal supplier/partner, Baker and Taylor Inc., on June 2, 1999.

PRODUCTS  AND  SERVICES
-----------------------

     The  enabling  software  our  e-commerce  strategy  is called ShopEngineTM.
ShopEngineTM is a hosting and network information management system. This ShopEngineTM business model does not require that we buy inventory or move product. As a result, the business model is highly levered due to the benefits of simplified logistics and lower working capital and operating costs per unit of sales.

We  believe  that  ShopEngineTM  is  attractive  to  suppliers  because  it:

* provides one of the most cost effective full e-commerce solutions in the marketplace;
* provides our partners with a unique bundled marketing program to ensure product visibility rivalled by no other company in the marketplace;
*    is  not  product  dependent;
*    is  not  geographically  or  linguistically  limited;
* enables an e-commerce revenue stream that does not impact existing supply channels and associated revenue streams;
*    creates  a  direct  relationship  with  the  end  user;
*    protects  and  enhances  land-based  retail  outlets'  sales;  and
* allows partners to retain full control over their identity, pricing, look of their website, and products.

     Development of the ShopEngineTM application platform began during the summer of 1998 and is ongoing. Currently version 3 of the ShopEngineTM is operational on the Elgrande web site and version 4 is operating in Beta test mode on Elgrande's shopengine.net web site.

TECHNOLOGY  VISION
------------------

     We  are developing a dynamic online database of consumer (B2C) and business
(B2B) product and inventory information focused in specific product categories. This database will ultimately comprise product information from thousands of partner suppliers located worldwide. The database is available to buyers through Elgrande's shopengine.net web site. ShopEngineTM provides a fully functional e-commerce platform to Elgrande's partner suppliers enabling them to achieve an e-commerce revenue stream with very little startup cost. The ShopEngineTM platform allows e-commerce buyers to place orders online through the Shopengine.net web site. Orders are fulfilled directly from the product supplier, manufacturer or their primary fulfillment network. Suppliers can update their ShopEngineTM product database interactively through a secure Internet connection. This ensures protection of sensitive information as well as up to date product availability status and accurate product order tracking.

By focusing on specific product categories and by hosting partner sites, the products from all partners can be marketed through shopengine.net as a combined or bundled catalogue. With the use of Application Service Provider architecture
(ASP) every time a new web site is added to the ShopEngineTM network, their entire installed base of products adds to the combined weight of products offered through ShopEngineTM. The strategy of bundled marketing significantly increases the exposure of all shopengine.net partners over what could be achieved individually.

The ShopEngineTM system is designed with the flexibility to address multiple languages, currencies and regional distribution points. This architecture provides a platform for expansion that addresses the borderless nature of the Internet.

MARKET
------

     As part of a multi-pronged strategy aimed at systematically introducing our Shopengine.net technology platform to numerous segments of the commercial market, we have initially targeted the worldwide market for handcrafted articles and high value custom artifacts. This multibillion sector is recognized as one of the most pre-eminent target market for Shopengine.net based on the industry's highly fragmented nature, limited capacity for focused advertising or market access and historically high profit margins. This category will initially include: furniture, carvings, fabrics, paintings, metal works and jewelry. These items will be sourced from artisans in North America and selected countries in Asia, South America, Africa and the EU. Simultaneous presence within the key global markets will make the ShopEngineTM platform more attractive by virtue of increased access to suppliers and buyers.

To further increase visibility for ShopEngineTM and the ShopEngineTM partners, starting in mid 2002 we plan to produce multi-media documentaries for broadcast over public broadcast networks. The documentaries will focus on selected artisans and their products in various regions of the world. The documentaries will be educational and will also promote Shopengine.net as the link to the artisans and their products.

EXECUTIVE  OFFICES
------------------

     Our offices are located at 1132 Hamilton Street, Suite 302, Vancouver, B.C., Canada V6B 2S2, and our telephone number is (604) 689-0808.

THE  OFFERING

Common  stock  offered  by  selling  shareholders:         2,115,000 shares

Common stock to be offered upon conversion of
outstanding options, warrants and debentures:              8,615,200 shares

Common stock to be offered pursuant to IFG equity line:   50,000,000 shares

Common  stock to be outstanding after the offering:       83,136,043 shares (1)

OTC  Bulletin  Board  symbol:                                   "EGND"

(1) Assumes the exercise of 6,772,343 warrants (including the 100,000 Commitment Warrants issued to IFG pursuant to the stock purchase agreement) and options, the conversion of all outstanding debentures for 1,842,857 shares of common stock, sale of 50,000,000 shares of common stock under the stock purchase agreement and reflects a recent private placement for 7,563,223 shares of common stock for a total of $264,750 not included in this prospectus.

We signed a common stock purchase agreement (the "stock purchase agreement") with IFG Private Equity, LLC, a Georgia limited liability company ("IFG"), on September 18, 2001, as amended on December 18, 2001, for the future issuance and purchase of shares of our common stock. The stock purchase agreement establishes what is sometimes referred to as an equity of line of credit. Under the equity line of credit, once every 25 trading days, we may request between $5,000 and the maximum amount of 15% of 20 times the average daily trading volume of our common stock for the last 30 trading days preceding the trading day immediately prior the date of our request multiplied by our common stock's volume-weighted average daily price for the trading day immediately prior to our request. At our option, we may elect to deliver a draw down notice for the entire six-month period following delivery of such notice (a "Six Month Draw Down"), in which case, following the delivery of the draw down notice for such Six Month Draw Down, we would not be entitled to deliver a further draw down notice during the following six months. If we elect to utilize a Six Month Draw Down, our maximum request is limited to the lesser of (x) $500,000 or (y) of the product of (i) the volume-weighted average price for our common stock on the trading day immediately preceding our request, multiplied by (ii) 180 times the average trading volume for our common stock for the preceding 30 trading days. We are under no obligation to make a request from IFG, although we may have to pay certain penalties in cash if we do not draw down certain amounts in certain time frames.

To determine the number of shares issuable to IFG, we will use the formulas based on our market price which are described on page 32. On October 30, 2001, the closing price for our common stock was $0.07 and the average daily trading volume for the last 30 trading days ended October 30, 2001 was 29,780. If this market price and average trading volume remained constant over the 36-month period of the stock purchase agreement, each notice would be capped at $6,250. The 15 % of 20 times the average dollar value of our stock traded in the 30 trading days immediately preceding our draw down notice must be at least $6,250. Under this example, for a normal request, we would issue 105,042 shares to IFG at $0.0595 per share, and for a Six Month Draw Down request, would issue 6,306,352 shares; provided that we do not exceed the limit contained in the stock purchase agreement or IFG's total beneficial ownership of common stock described below.

We have registered 54,057,857 shares of common stock pursuant to the registration statement of which this prospectus forms a part, a large portion of which is owned by stockholders other than IFG. Included in that amount are 50,000,000 shares of common stock we have registered for sale by IFG. The number of shares we can issue to IFG is limited by a provision in the stock purchase agreement that prevents us from issuing shares to IFG to the extent that IFG would own more than 9.9% of our outstanding common stock. Resales of our common stock by IFG pursuant to this prospectus would reduce the number of shares beneficially owned by IFG and, thus, may allow us to issue additional shares to IFG without violating the stock purchase agreement.

The per share price IFG pays for our common stock includes a discount of fifteen percent if our common stock is trading at less than $.10 per share, ten percent if our common stock is trading between $.10 and $.20 per share, and five percent if our common stock is trading at over $.20 per share, based on a daily calculation of the value weighted average price for each trading day in the twenty day draw down pricing period preceding the draw down notice.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus under the captions Summary, Risk Factors, Management's Discussion and Analysis of Financial Condition and Results of Operations, Business, and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the telecommunications industry, our plans and objectives for future operations, the likelihood of our success in developing and expanding our business, potential regulatory obligations, and other statements that are not historical facts. The forward-looking statements included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties, many of which are beyond our control. When used in this prospectus, the words "anticipate," "believe," "estimate," or similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things, the risks set forth in the Risk Factors section.

                             SUMMARY FINANCIAL DATA

     The summary financial data set forth in the table below is derived from our financial statements for the quarters ended August 31, 2001 and 2000, and the years ended May 31, 2001 and 2000. The financial statements are included in this prospectus at page F-1. This financial data represents historical information that is not necessarily indicative of future results. We urge you to read carefully Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and notes thereto, and other financial data included elsewhere in this prospectus.

                            August 31,   August 31,      May 31,      May 31,
                               2001         2000          2001          2000
                          (Unaudited)  (Unaudited)
                          ------------  ------------  ------------  ------------
Revenues:                      21,717        62,863       137,722       232,717
Cost of Revenues               21,464       119,173       198,983       324,810
Gross Profit (Loss)       $      (253)  $   (56,310)  $   (61,261)  $   (92,093)
Total operating expenses:     242,049       491,097     1,631,428     3,043,591
Loss from operations         (241,796)     (547,407)   (1,692,689)   (3,135,684)
Total other income
  (expense) - Net             (55,717)       (1,146)      (43,702)       (3,639)
Net loss                     (297,513)     (548,553)   (1,736,391)   (3,139,323)
Basic and Diluted Net
  Loss per Share                (0.02)        (0.05)        (0.12)        (0.27)
Weighted average number
  of shares                16,193,814    11,645,330    13,907,286    11,645,330

BALANCE SHEET DATA                              AUGUST 31, 2001   MAY 31, 2001
                                                   (unaudited)
                                                ---------------  ---------------
Cash and cash equivalents                       $        8,783   $       47,643
Working Capital                                       (857,900)        (781,595)
Total Assets                                           471,307          539,250
Long Term debt, less current portion                         0                0
Shareholders' equity (deficit)                        (481,962)        (304,322)

                                  RISK FACTORS

     An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

WE HAVE ONLY A LIMITED OPERATING HISTORY AND HAVE NOT OPERATED PROFITABLY SINCE COMMENCEMENT OF OPERATIONS.

     We were founded in April 1998 and began operating our elgrande.com web site on June 2, 1999. Accordingly, we have had limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, maintain and increase our customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our technology and transaction-processing systems, improve our web site, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

OUR  FUTURE  REVENUES  ARE  UNPREDICTABLE

     As a result of our limited operating history and the emerging nature of the Internet market in which we compete, we are unable to accurately forecast our revenues. Our current and future expense levels are based largely on our investment plans and estimates of future revenues and are to a large extent fixed. Sales and operating results generally depend on the volume of, timing of and ability to fulfill orders received, and competitive conditions, which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on our business and financial condition and results of operations.

WE  MAY  EXPERIENCE  CAPACITY  CONSTRAINTS.

     A key element of our strategy is to generate a high volume of traffic on, and use of, our web site. Accordingly, the satisfactory performance, reliability and availability of our web site, transaction-processing systems and network infrastructure are critical to our reputation and its ability to attract and retain customers and maintain adequate customer service levels. Our revenues depend on the number of visitors who shop on our web site and the volume of orders it fulfills. Any system interruptions that result in the unavailability of our web site or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of our product and service offerings. Any substantial increase in the volume of traffic on our web site or the number of orders placed by customers will require us to expand and upgrade further our technology, transaction-processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our web site or timely expand and upgrade our systems and infrastructure to accommodate such increases.

OUR  SYSTEMS  MAY  FAIL.

     Our success, in particular our ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Substantially all of our computer and communications hardware is located at a single leased facility in Vancouver, British Columbia. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events.

     We do not presently have redundant systems or a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate us for losses that may occur. Despite the implementation of network security measures by us, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays,loss of data or the inability to accept and fulfill customer orders. The occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition and results of operations.

WE  ARE  SUBJECT  TO  ONLINE  COMMERCE  SECURITY  RISKS.

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. There can be no assurance that advances in computer capability; new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by us to protect customer transaction data.

If any such compromise to our security were to occur, it could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

WE  DEPEND  ON  THE  GROWTH  OF  INTERNET  AND  ONLINE  COMMERCE.

     Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce. Rapid growth surrounding the Internet, the web and online services is a recent phenomenon. There can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of customers will continue to use the Internet and other online services as a medium of commerce.

In addition, the Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. Changes in or insufficient availability of telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services.

Our business, prospects, financial condition and results of operations would be materially adversely affected if:

- Use of the Internet and other online services does not continue to grow or grows more slowly than expected;
- Infrastructure for the Internet and other online services does not effectively support growth that may occur;
- The Internet and other online services does not become a viable commercial marketplace.

MANAGEMENT  OF  POTENTIAL  GROWTH

     We anticipate that significant expansion will be required in response to growth in our customer base and market opportunities. This expansion is expected to place, a significant strain on our management, operational and financial resources. To manage the expected growth of operations and personnel, we will be required to improve existing and implement new transaction-processing, operational and financial systems, procedures and controls, and to expand, train and manage our growing employee base.

There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, or that management will be able to hire, train, retain, motivate and manage required personnel

                                 CAPITALIZATION

     The following table shows our short-term debt, long-term debt, and capitalization as of August 31, 2001, and pro forma as adjusted to reflect the sale of 50,000,000 shares pursuant to the equity line with IFG , the sale by selling shareholders of all shares shown in the table under Principal and Selling Stockholders.

     For purposes of the pro forma capitalization table, we have assumed that actions have occurred that must occur if the underlying shares for convertible debentures and warrants are to be sold by the selling shareholder. See Principal and Selling Shareholders. We have no control over the conversion and exercise of these debentures and warrants and are unable to determine how many shares and warrants will be issued under the equity line. This table should be read in conjunction with our financial statements and the related notes thereto contained elsewhere in this prospectus.

     All warrants & options, the underlying shares of which are not registered in the registration statement of which this prospectus is a part are not reflected in the Pro Forma As Adjusted column of the capitalization table below.

                                                           AUGUST 31, 2001
                                                      -------------------------
                                                      (UNAUDITED)  PRO FORMA
                                                         ACTUAL    AS ADJUSTED
                                                      -----------  ------------
Notes Payable - short and long term                      264,358       135,358
Shareholders'  equity:
  Common stock, par value $0.001 per share,
    200,000,000 shares authorized; 16,957,620 shares
    issued and outstanding; 76,363,700 shares issued
    and outstanding, as adjusted                          16,957        76,363
  Stock options and Warrants                             835,561       788,944
  Additional paid-in capital                           5,048,883     8,883,227
  Retained earnings (deficit)                         (6,383,363)   (6,383,363)
Total shareholders' equity (deficiency)                 (481,962)    3,365,171
Total capitalization (deficiency)                       (217,604)    3,500,529

                                 DIVIDEND POLICY

     We have not declared or paid any cash dividend on our common stock in the past, and the board of directors intends to continue a policy of retaining future earnings to finance our growth and for general corporate purposes. Therefore, we do not anticipate paying any cash dividends on our common stock in the future.

                                    BUSINESS

INTRODUCTORY

     We are an e-commerce company that gives both retail and business consumers Direct access to manufacturers and distributors through our proprietary ShopEngine software solution. The Company was founded in April of 1998 and, through our website Elgrande.com, began selling books, music, and videos on line from its principal supplier/partner, Baker and Taylor Inc, on June 2, 1999.

     Our offices are located at 1132 Hamilton Street, Suite 302, Vancouver, B.C., Canada V6B2S2, and our telephone number is (604) 689-0808.

OUR  PRODUCTS  AND  SERVICES

     The  enabling  software  our  e-commerce  strategy  is called ShopEngineTM.
ShopEngineTM is a hosting and network information management system. This ShopEngineTM business model does not require that we buy inventory or move product. As a result, the business model is highly levered due to the benefits of simplified logistics and lower working capital and operating costs per unit of sales.

We  believe  that  ShopEngineTM  is  attractive  to  suppliers  because  it:

*    provides  one  of  the most cost effective full e-commerce solutions in the
* provides our partners with a unique bundled marketing program to ensure product visibility rivalled by no other company in the marketplace;
*    is  not  product  dependent;
*    is  not  geographically  or  linguistically  limited;
* enables an e-commerce revenue stream that does not impact existing supply channels and associated revenue streams;
*    creates  a  direct  relationship  with  the  end  user;
*    protects  and  enhances  land-based  retail  outlets'  sales;  and
* allows partners to retain full control over their identity, pricing, look of their website, and products.

     Development of the ShopEngineTM application platform began during the summer of 1998 and is ongoing. Currently version 3 of the ShopEngineTM is operational on the Elgrande web site and version 4 is operating in Beta test mode on Elgrande's shopengine.net web site.

TECHNOLOGY  VISION

     We  are developing a dynamic online database of consumer (B2C) and business
(B2B) product and inventory information focused in specific product categories. This database will ultimately comprise product information from thousands of partner suppliers located worldwide. The database is available to buyers through Elgrande's shopengine.net web site. ShopEngineTM provides a fully functional e-commerce platform to Elgrande's partner suppliers enabling them to achieve an e-commerce revenue stream with very little startup cost. The ShopEngineTM platform allows e-commerce buyers to place orders online through the Shopengine.net web site. Orders are fulfilled directly from the product supplier, manufacturer or their primary fulfillment network. Suppliers can update their ShopEngineTM product database interactively through a secure Internet connection. This ensures protection of sensitive information as well as up to date product availability status and accurate product order tracking.

By focusing on specific product categories and by hosting partner sites, the products from all partners can be marketed through shopengine.net as a combined or bundled catalogue. With the use of Application Service Provider architecture
(ASP) every time a new web site is added to the ShopEngineTM network, their entire installed base of products adds to the combined weight of products offered through ShopEngineTM. The strategy of bundled marketing significantly increases the exposure of all shopengine.net partners over what could be achieved individually.

The ShopEngineTM system is designed with the flexibility to address multiple languages, currencies and regional distribution points. This architecture provides a platform for expansion that addresses the borderless nature of the Internet.

SHOPENGINE

The  core  components  of  ShopEngineTM  are:

1.     Hosting

Participating suppliers are web-hosted through shopengine.net. ShopEngine provides net access, data base storage and e-commerce capability (web page display, order initiation, credit card clearing, order tracking, etc.). Suppliers maintain their identity and distinctive look and retain complete control over content of their web site (web page design, product images, descriptions, pricing, terms of ordering and delivery, customer support).

Hosting provides benefits to us, participating small to mid-sized companies ("SMCs") and the buyer. By hosting, we can provide a uniform high level of transaction security through use of an industry leading payment channel. The SMCs can focus their resources on the operation of their businesses without having to devote resources to creating and maintaining their web site (most SMCs do not have the internal resources to adequately support an in-house e-commerce enabled web site). Hosting also allows us to achieve a critical mass of product under one web address that in turn allows for enhanced visibility.

2.     Bundled  Marketing  Program

The ShopEngineTM site provides an integrated product index and search capability across all of the suppliers hosted by Elgrande. By building product mass through integration of the content from each supplier, we can ensure that ShopEngineTM appears within the top 10 sites for each hosted product category when queried through the most popular third party search engines. This will provide exposure for all suppliers hosted by ShopEngineTM and we believe will, over time, build a brand identity for ShopEngineTM as a gateway site for the selected categories.

Getting traffic to each site is paramount. Traffic drives exposure, which in turn drives sales. The key to exposure is search engine placement. Third party search engines (e.g. Lycos, Google, MetaCrawler, Ask Jeeves, etc.) have evolved to become the only practical user-friendly directories where buyers can find web-based sellers. The problem for the seller is in achieving a search engine listing that places the seller close to the top of the list of all potential sellers. Research has shown that sites not returning within the top 10 in any search category are not usually visible to buyers.

3.     Search  Capability

Within each product category the product database for each partner will be integrated with all other partner databases to form a master database of products and related information including availability, pricing, and shipping requirements.

4.     Supplier  Gateways

Within selected regions and or countries ShopEngineTM is partnering with companies who will act as agents for the art and crafts products in the selected areas. These local companies are responsible for sourcing products from a network of smaller suppliers and providing local infrastructure for order handling, payment disbursement, quality control, fulfilment and customer service. Developing gateways close to the source of supply will facilitate expansion into diverse geographic markets by consolidating points of shipping. A lack of business infrastructure and an abundance of small high quality independent suppliers characterize many regions within our market niche.

POTENTIAL  MARKETS

     As part of a multi-pronged strategy aimed at systematically introducing our Shopengine.net technology platform to numerous segments of the commercial market, we have initially targeted the worldwide market for handcrafted articles and high value custom artifacts. This multibillion sector is recognized as one of the most pre-eminent target market for Shopengine.net based on the industry's highly fragmented nature, limited capacity for focused advertising or market access and historically high profit margins. This category will initially include: furniture, carvings, fabrics, paintings, metal works and jewelry. These items will be sourced from artisans in North America and selected countries in Asia, South America, Africa and the EU. Simultaneous presence within the key global markets will make the ShopEngineTM platform more attractive by virtue of increased access to suppliers and buyers.

To further increase visibility for ShopEngineTM and the ShopEngineTM partners, starting in mid 2002 we plan to produce multi-media documentaries for broadcast over public broadcast networks. The documentaries will focus on selected artisans and their products in various regions of the world. The documentaries will be educational and will also promote Shopengine.net as the link to the artisans and their products.

IMPLEMENTATION  STRATEGY

     In order to shorten the ShopEngine development cycle and an on-line presence, we have created a retail e-commerce web site, elgrande.com. This site is an analogue of a typical site that will use the ShopEngineTM platform and is being used as a testing ground for the continuing ShopEngineTM development. At this business to consumer (B2C) web site consumers can purchase books, videos, music CDs, golf equipment and arrange hotel room reservations at discounted rates. Baker & Taylor, a leading book, video and music distributor in the United States, supplies all of the books, videos and music that we sell. Hotel room reservations are made through Hotel Reservations Network, a majority-owned subsidiary of USA Networks Inc.

The following table shows gross revenues from sales of books, golf equipment, CDs and videos on our web site in each month of from June 2000 through August 2001.

         Jun'00   July      Aug.     Sept.      Oct.      Nov.       Dec.
         ------  -------  --------  --------  --------  --------   --------
Sales    46,969   37,289  (21,395)     (775)    10,520     6,144      9,311

         Jan.'01    Feb.      Mar.     Apr.    May      June    July    Aug.
         -------  -------  --------  -------  ------  -------  ------  -------
Sales      5,388   13,566    12,213    5,877  12,615    6,100   8,001    7,616

     With the recently created shopengine.net, the dynamic data base design we have used as the platform has taken time to implement but now gives us the capability to add artist web sites at an accelerated rate compared to the old platform. We can add a site with in 20 working hours. Our program to attract web sites is two fold. The INTERNAL program revolves around searching the net for artists, artisans and mastercraft persons that we are interested in. We will send them our marketing material and put them in our contact management database for follow up calls in the event they do not respond to our e-mail queries. We will be offering a discount on hosting fees for the first 3 months as an incentive. There are hundreds of thousands of web sites for us to make contact with this way. We can do so rapidly and inexpensively.

The EXTERNAL program is based on development of our GATEWAYS. When we launch (planned for November, 2001) we will have completed testing of our Gateways in Indonesia and Italy. We will have all marketing materials in place, the support program in lace and documented experience from our two test cases. We have a goal of establishing 40 gateways as quickly as possible in as many locations around the world as possible. These gateways then source product on our behalf. So, for example a gateway partner in Bali will collect art and crafts for local suppliers in Bali. The same for as many regions of the world as we can set up gateway partnerships in. Then each Gateway has as a goal a minimum of one site per week. This is easily attainable and may well be exceeded many fold. However, as a minimum, when we have 40 gateways we will attract a minimum of 40 web sites per week from this strategy. The key will be to establish excellent partnerships with 40 people as quickly as possible. Currently we have established relationships in Indonesia and Italy. Since then we have established relationships in India and Peru. By the time we launch in November we would like to have identified 30 possible partners and be in discussions with them on in agreements with them by launch date.

FINANCIAL  RESULTS

Through our Elgrande.com retail web site, in the fiscal year ended May 31, 2001, we generated gross revenue of $137,722 through the sale of books, golf equipment, CDs and discount travel. The corresponding cost of sales was $198,983 for a net loss on retail operations of $61,261 in our fiscal year ended May 31, 2001. We expected a loss on sales as a consequence of a deliberate decision to offer merchandise at a deeper discount than our e-commerce competitors. This was done in order to develop market share, establish a customer base and provide the company with an operational in-house test site for development of the ShopEngine version 3. Effective August 15, 2000 we had adjusted the price structure of all products available through our Elgrande.com site to reflect our cost of goods plus a small markup.

In the quarter ended August 31, 2001, we generated gross revenue of $21,717 with corresponding cost of sales of $21,464 for a net profit on retail operations of $253.

As a consequence of ongoing ShopEngineTM software development and supplier marketing plus operation of the Elgrande.com site, as at May 31, 2001, the Company's liabilities exceeded its assets by $781,595. As at August 31, 2001, this figure increased to $857,900. As a result, there is a significant risk that without continued access to adequate development funds, we may be forced to cease our business operations due to insufficient cash flow or to actions that could be taken by one or more of our creditors. As of July 1, 2001, one of our creditors had initiated legal action (see "Legal Proceedings").

We have continually been required to raise funds for our ongoing development and on-line operations, which have not been and are not now profitable. There can be no assurance that such financing will continue to be available in amounts or on terms acceptable to us, if at all.

INTELLECTUAL  PROPERTY

     We have obtained the trademark for ShopEngineTM in Japan and the European Union. Application for trademark protection is going through the approval process in both the USA and in Canada. Registration is expected in the last quarter of 2001. We are the registered owner of the shopengine.net and shopengine.TV domain names. In order to brand the name "Shop Engine", Elgrande is considering a name change to Shop Engine Corporation or the establishment of a subsidiary "Shop Engine Corporation". The name change requires shareholder approval and would take some time to achieve. Establishment of an operating subsidiary could rapidly be implemented and may achieve the same goal.

COMPETITION

     The online commerce market, particularly over the Internet, is new, rapidly evolving and intensely competitive, which competition we expect to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. In addition, the retail intellectual merchandise industry is intensely competitive.

     We currently are competing and will potentially compete with a variety of companies engaged in e-commerce activities. Currently, our competitors include but are not limited to: online booksellers and vendors of other information-based products, such as Amazon.com; online retailers of handcrafted goods, such as Onenest.com, Eziba.com and Novica.com.

We believe that the principal competitive factors in our market are brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of editorial and other site content and reliability and speed of fulfillment. Many of our potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us.

However, we have some unique features that we believe make us the most compelling choice for artists and artisans to choose. Shopengine.net is not a destination site. Therefore, artists retain full control over their vision, look, pricing web site design. They do not lose control over their vision. All other sites we have seen take artists products and put them into the sites catalogue. Artists may sell product but they have no control. We think that the art community does not generally want to give up creative control over their work. This makes us completely unique and gives us a huge edge on our competitors.

Our marketing program is perhaps our greatest feature at this point in time. ShopEngineTM is in essence a mini-search engine currently for art and handcrafted goods that appears at the top of search results of major search engines. Therefore artists that host with us have vastly greater visibility and traffic to their site. Importantly we have priced this as a point of sale benefit rather than a traffic or hits item. This means that artists do not pay for traffic to their site. Payment is based on a percentage of sales. Partners/suppliers have no financial risk in gaining exposure. We believe that this 'no risk' concept will enable exceptional growth in the marketplace for ShopEngineTM, although there is no assurance that this will be the case.

Because we focused our energy on being a network support system rather than a destination site, we can provide full e-commerce capability to an artist's site. Currently many artists have sites but they are typically electronic brochures and are limited in scope and consumer appeal. We can provide state of the art commerce capability because of our infrastructure. They can convert traffic to sales.

We have learned that there is a viable e-commerce market in the art and master craft niche. Artists are in need of and are seeking a web presence to market their art to a greater audience. This market segment is fragmented and not well capitalized. This provides a great opportunity to provide resources on a collective basis.

There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us have a material adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

INTERNATIONAL

     Elgrande plans to establish ShopEngineTM Japan early in the first quarter of 2002. In preparation the name ShopEngineTM has received trademark registration in Japan. The ShopEngineTM strategy is equally applicable in the Japanese market and our partners are capable of international shipment making entry into Japan relatively easy.

Our potential partner in Japan is a well-established company with an existing large Internet services presence, software development capability and in-house transaction clearing system. ShopEngineTM content would be localized into the Japanese language to enhance the user-friendly feel of the site. These are all key attributes for entry into the Japanese and Asian market. Partnering is consistent with the Asian philosophy of building long-term relationships and will allow ShopEngineTM Japan to benefit from the combined strength of both partners' resources.

ShopEngineTM Japan will become Elgrande's gateway into the huge and relatively untapped Asian marketplace. ShopEngineTM Japan would piggyback on the partnership relationships established in North America allowing a low cost of presence for North American suppliers interested in access to Japan and Asia and a similar advantage to Japanese and Asian suppliers looking to penetrate the North American market. This is a significant opportunity for Elgrande and will be followed by a parallel move into the EU. As in Japan, ShopEngineTM has received trademark registration throughout the EU and the bundled marketing and shipping strategies are equally applicable. Localization of the content for the EU market would start with Germany and France and would be followed with Italy and Spain.

RESEARCH  AND  DEVELOPMENT  EXPENDITURES

     We have spent $7,461 during our fiscal year ended May 31, 2001, and $378,505 during the preceding fiscal year ended May 31, 2000, on research and development.

EMPLOYEES

     We currently have four employees and four consultants, consisting of two engineers and one office administrator. We plan to hire additional employees, particularly database engineers, to assist in the development of our products.

PROPERTIES

     Our executive headquarters is located at 1132 Hamilton Street, Suite 302, Vancouver, B.C. We have entered into a leases for our premises of approximately 3,000 square feet, with a term commencing September 1, 2001 and expiring October 31, 2005. The lease provides for a base rent of $2,760 per month. Pursuant to the lease, we are also responsible for additional rents for building operating costs. We believe that the premises are adequately insured.

LEGAL  PROCEEDINGS

     On June 28, 2001, Perich & Partners filed suit against us in the United States District Court for the Eastern District of Michigan for $139,648.79, plus attorneys' fees, costs and interest, for services allegedly rendered to us at the behest of prior management. We received an extension to answer the suit and are attempting to resolve the matter with the plaintiff.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto and the other financial information included elsewhere in this prospectus.

PLAN  OF  OPERATION

YEAR  ENDED  MAY  31,  2001  COMPARED  TO  YEAR  ENDED  MAY  31,  2000.

RESULTS  OF  OPERATIONS

    There are revenues of $137,722 for the year ended may 31, 2001, representing sale of merchandise, versus $232,717 as at may 31, 2000. The Company activated its web site for test purposes in june 1999 and has been fully operational since January 1, 2000.

COMPARISON  OF  THE  YEAR  ENDED  MAY  31,  2001  AND  2000

    A summary of expenses for the year ended May 2001 compared to the same period in 2000 is as follows:


                                                 2000        1999
                                              ----------  ----------

          Consulting                            611,796     525,847
          Marketing and public relations          6,892     947,747
          Software and internet fees             17,266     346,932
          Administration, legal and other       850,778   1,038,944
          Depreciation and amortization         144,696     184,121
                                              ----------  ----------
                                              1,631,428   3,043,591
                                              ----------  ----------

     Software costs include database development costs incurred of $7,461 in the year ended May 31, 2001. Elgrande began operating under its own developed database in January 2000, thereby eliminating ongoing expenses incurred through Macdonald Harris & Associates accruing in the approximate amount of $10,000 per month. While the company continues to develop this database site, it is currently identifying and sourcing technology partners to assist in the growth of its database technology.

     Administration costs include payroll costs of $164,434 and office expenses, including professional fees, of $686,344 for the year ended May 31, 2001, compared to $385,328 and $653,616 respectively for the same period ended May 31, 2000.

QUARTER  ENDED  AUGUST  31,  2001  COMPARED  TO  QUARTER  ENDED AUGUST 31, 2000.

RESULTS  OF  OPERATIONS

     There are revenues of $21,717 for the quarter ended August 31, 2001, representing sale of merchandise, versus $62,863 as at August 31, 2000. The Company activated its web site for test purposes in June 1999 and has been fully operational since January 1, 2000.

COMPARISON  OF  THE  QUARTER  ENDED  AUGUST  31,  2001  AND  2000

A  summary  of  expenses  for the quarter ended August 2001 compared to the same period  in  2000  is  as  follows:
                                                        2001         2000
                                                   ------------  ------------
          Consulting                                    78,828       136,301
          Marketing  and  public  relations              1,094           -
          Software  and  internet  fees                  3,051         1,221
          Administration,  legal  and other            139,849       311,419
          Depreciation  and  amortization               19,227        42,156
                                                   ------------  ------------
                                                       242,049       491,097
                                                   ------------  ------------

Software costs include database development costs incurred of $3,051 in the quarter ended August 31, 2001. Elgrande began operating under its own developed database in January 2000; while the company continues to develop this database site, it is currently identifying and sourcing technology partners to assist in the growth of its database technology.

Administration costs include payroll costs of $33,689 and office expenses, including professional fees, of $106,160 for the quarter ended August 31, 2001, compared to $38,730 and $272,689 respectively for the same period ended August 31, 2000.

The Company budgeted its cash requirements in order to develop the web based contact management system, and the central database that holds product data. To date, costs have been within the established budget. The site was activated on June 2, 1999 for test purposes.

LIQUIDITY  AND  CAPITAL  RESOURCES

Since our inception, we have financed our operations through the proceeds from the issuance of equity and debt securities and loans from shareholders and others. To date, we have raised approximately $5 million from the sale of common stock and have borrowed approximately $267,000 from investors and shareholders. Funds from these sources have been used as working capital to fund the on-going development of the Elgrande and Shopengine websites.

We generated negative cash flow from operating activities for the period from inception (April 8, 1998) through August 31, 2001. Investing activities for the period from inception through August 31, 2001 consisted primarily of the purchase of property and equipment.

The timing and amount of our capital requirements will depend on a number of factors, including demand for our products and services and the availability of opportunities for international expansion through affiliations and other business relationships.

GOING  CONCERN

In order to generate sufficient cash to support our operations, we have expanded our technology vision and are developing a dynamic online database of consumer
(B2C) and business (B2B) product and inventory information focused in specific product categories. This database will ultimately comprise product information from thousands of partner suppliers located worldwide. The database is available to buyers through our shopengine.net web site. We will provide a fully functional e-commerce platform to our partner suppliers enabling them to achieve an e-commerce revenue stream with very little startup cost. The platform allows e-commerce buyers to place orders online, which are fulfilled directly from the product supplier, manufacturer or their primary fulfillment network.

By focusing on specific product categories and by hosting partner sites, the products from all partners can be marketed as a combined or bundled catalogue. With the use of Application Service Provider architecture(ASP) every time a new web site is added to our network, the entire installed base of products adds to the combined weight of products we offer. The strategy of bundled marketing significantly increases the exposure of all partners over what could be achieved individually.

Our system is designed with the flexibility to address multiple languages, currencies and regional distribution points. This architecture provides a platform for expansion that addresses the borderless nature of the Internet.

The online commerce market, particularly over the Internet is rapidly evolving and intensely competitive, which competition we expect to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. In addition, the retail intellectual merchandise industry is intensely competitive.

We are therefore focusing our energy on being a network support system rather than a destination site, to provide full e-commerce capability to an artist's site. Currently many artists' sites are typically electronic brochures and are limited in scope and consumer appeal. We can provide state of the art commerce capability because of our infrastructure.

We have projected the building of up to 88 North American websites and 17 international partners by the end of our current fiscal year and an additional 250 websites at an accelerated rate in the first two quarters of the next fiscal year, translating to estimated net sales from $3,200 to up to $200,000 per month. By the end of the second quarter of our next fiscal year, a positive cash flow is anticipated if we add websites at our target rate. There is, of course, no assurance that we will be able to achieve our target goal of additional websites or that we will be able by the end of 2002 attain this per month net sales figure.

Through research, we have learned that there is a viable e-commerce market in the art and master craft niche. Because this market segment is fragmented and not well capitalized, it provides a great opportunity to provide resources on a collective basis.

                                   MANAGEMENT

EXECUTIVE  OFFICERS  AND  DIRECTORS

     Our executive officers and directors and their ages as of October 1, 2001 are as follows:

NAME                     AGE     POSITION
-----------------------  ---     ---------------------------------------------
Michael  F.  Holloran     52     President,  CEO  and  Director
Mariusz  Girt             31     Chief  Technology  Officer  and  Director
Paul  Morford             42     Secretary  and  Director
Randal  Palach            49     Director
Mavis  Robinson           63     Head  of  Investor  Relations

MICHAEL  F.  HOLLORAN,  PRESIDENT  AND  CEO
Michael Holloran accepted the position of President & CEO of Elgrande and was elected a director effective August of this year following the removal of James West as Chairman of the Board, President and CEO on August 4, 2000, and the resignation of Mr. West as director on August 8, 2000. He brings to Elgrande a wealth of senior management experience spanning 28 years, including 22 years with the Beak International Group and long-term involvement spearheading strategic corporate expansion into key international markets, primarily within Southeast Asia. He has served as a technical advisor to the Asian Development Bank, the governments of Indonesia, Malaysia and the Philippines. He holds outside Directorships, Advisory Board and committee memberships at several prominent North American institutions. He has a Masters of Chemical Engineering degree from McMaster University, a Bachelor of Science (Honors) degree in Applied Mathematics and Chemistry from the University of Waterloo and a Management Studies diploma from Sheridan College.

MARIUSZ  GIRT,  CHIEF  TECHNOLOGY  OFFICER
Mr. Girt joined the Company in October 1998 as project manager for our computer systems and was appointed a Director in June, 1999. Mr. Girt is responsible for all technical aspects of our computing infrastructure. From March, 1998, to October, 1998, Mr. Girt was a software testing engineer with Microsoft Corporation, Redmond, Washington where he planned network scenarios simulating real time environments for new product testing. From June, 1997, to February, 1998, Mr. Girt was the manager of network and computer systems for Strategic Financial Corporation, Langley, British Columbia. Mr. Girt was an Information Technology Consultant with Microbell Network Solutions of Vancouver, British Columbia from September, 1995, to May, 1997, with responsibility for its network and computer systems. Mr. Girt attended the British Columbia Institute of Technology and completed its computer science program specializing in Network Security, TCP/IP, Routing, and Network Topologies related to Local and Wide Area Networks.

PAUL  MORFORD,  SECRETARY
Mr. Morford was elected a director effective November 2000. Mr. Morford is an experienced professional with a strong background in the investment and securities sector. Over the past 11 years, Mr. Morford has provided management expertise in the areas of strategic planning, administration, sales compliance and legal counsel for a variety of high growth companies. He served as President of small Securities dealer for which he received an award for the 16th fastest growing company in British Columbia, and earlier as Senior Vice President of Planvest Pacific, an operating subsidiary of Planvest Capital Corp., a TSE listed company, which owned CM Oliver Brokerage, and as Senior Vice President at Great Pacific Management (GPM), the lead firm in a group of companies owned buy BRM Capital, a CDNX listed wealth management and investment services firm with $17 billion in assets and 4,000 sales representatives. He has a great deal of experience with the issues that confront high growth companies. Mr. Morford is a graduate of the Victoria Law School and holds an undergraduate degree in International Relations from the University of British Columbia.

RANDAL  PALACH,  DIRECTOR
Mr. Palach acted as our President and CEO from April 5, 1999, to November 11, 1999. During 1998 to April, 1999, Mr. Palach was President of Astral Communications Inc., North York, Ontario, a national distribution company servicing 4,000 clients in the entertainment industry. He was responsible for the profitability and operating performance of the recognized leader in this industry. Major accounts included Blockbuster and Sears; major studios included Disney, Universal, 20th Century Fox, Universal, Paramount and Columbia Tri-Star; and major labels included Sony, Polygram, MCA, EMI, BMG, and Warner. From 1993 to 1998, Mr. Palach was President of ITW Canada and President of Signode North American Distribution. He was responsible for the supply chain management of consumer and industrial packaging of related products sold globally. He also implemented a major restructuring of the North American distribution network, and led several acquisitions.

MAVIS  ROBINSON
Mavis Robinson, joined Elgrande in September, 1998 to serve as Head of Investor Relations. She brings to the company a long background and experience in Investor Relations, Marketing and Finance in both private and public companies.

EXECUTIVE  COMPENSATION

     The following table sets forth certain information regarding the annual compensation for services in all capacities to us for the last two fiscal years ended May 31, 2001 and May 31, 2000:

                             Summary  Compensation  Table

                                                        Long-Term Compensation
          Annual  Compensation                     Awards                 Payouts
-------------------------------------------  ----------------------  ------------------
(a)             (b)    (c)    (d)     (e)    (f)         (g)         (h)     (i)
Name                                 Other   Restricted  Securities
and                                  Annual  Stock       Underlying  LTIP     All Other
Principal       Year  Salary  Bonus  Comp.   Awards(1)   Options/    Payouts  Comp.
Position               ($)     ($)    ($)     ($)        SARs(#)      ($)      ($)
--------------  ----  ------- -----  ------- ----------  ----------  -------  ---------
James West,     2000   63,891     -        -          -           -        -          -
Chairman,
President
&  CEO(2)
Michael  F.
Holloran(3)     2001   10,000     -     70,000        -           -        -          -

(1)     Fiscal  years  ended  May  31,  2001  and  2000.
(2) Mr. West was removed as President, CEO and Chairman of the Board on August 4, 2000; Mr. West resigned as a director on August 8, 2000.
(3) Mr. Holloran received stock for the period August 2000 through February 2001 equivalent to $10,000 per month and has board approval to receive stock for the months March and April 2001 equivalent to $10,000 per month.

OPTION/SAR  GRANTS  IN  LAST  FISCAL  YEAR

                                Individual Grants
-------------------------------------------------------------------------------
(a)              (b)               (c)              (d)             (e)
                 Number  of        %  of
                 Securities        Total
                 Under-            Options/
                 Lying             SAR's
                 Options/          Granted to        Exercise
                 SAR's             Employees         or Base
                 Granted           in Fiscal         Price          Expiration
   Name          (#)               Year              ($/Sh)         Date
-------------   ------------      -----------        ---------      ----------------
Michael             500,000              31%           $0.10          July, 2006
F.  Holloran
Mariusz  Girt       350,000              23%           $0.10          July, 2006
Mavis
Robinson            350,000              23%           $0.10          July, 2006

Paul  Morford       350,000              23%           $0.10          July, 2006

(1) These represent options exchanged for options exercisable at $0.45 granted September 6, 2000, pursuant to Board approval on July 13, 2001.
(2)     Mr.  Morford  was  granted  options  after  the  last  fiscal  year end.

     We  have  two  Stock  Option Plans.  The 1998 "Directors and Officers Stock
Option Plan" was adopted on September 23, 1998 and the 1999 Stock Option Plan was adopted on June 11, 1999. The purpose of the Plans is to advance the business and development of the Company and its shareholders by affording to our employees, directors and officers the opportunity to acquire a proprietary interest in the Company by the grant of Options to such persons under the Plan's terms. The 1998 Plan reserved 1,000,000 shares for grant or issuance upon the exercise of options granted under the plan. The 1999 Plan reserved 5,000,000 shares for grant or issuance upon the exercise of options granted under the plan.

     The following table summarizes the number and value of unexercised options held by our officers as of May 31, 2001.

FISCAL  YEAR-END  OPTION  VALUES
--------------------------------
                                            Number of       Value of
                                            Securities      Unexercised
                                            Underlying      In-the-Money
                                            Unexercised     Options/SARs
                     Shares                 Options/SARS    at fiscal year
                     Acquired     Value     at fiscal year  end ($)
                     On           Realized  end (#)         Exerciseable/
Name                 Exercise     ($)       Exerciseable/   Unexerciseable
                                            Unexerciseable
-------------------  -----------  --------  --------------  --------------
Michael F. Holloran       -          -            500,000        300,000
Mariusz  Girt             -          -            350,000        210,000
Mavis  Robinson           -          -            350,000        210,000
Paul  Morford             -          -            350,000        210,000

     This value has been calculated based on closing price of the common stock as quoted on the OTC Bulletin Board on May 31, 2001.

     No officer or Director exercised any options in the fiscal year ended May 31, 2001.

We  have  not  otherwise awarded any stock options, stock appreciation rights or
other  form  of  derivative   security  or  common  stock  or  cash  bonuses  to
our  executive  officers  and  directors.

COMPENSATION  OF  DIRECTORS

     The  members  of  our  Board  of  Directors   are  reimbursed  for   actual
expenses  incurred  in  attending  Board  meetings.

EMPLOYMENT  CONTRACTS

     Our former CEO, James West, was compensated, up to the date of his removal, under a consulting contract at a rate of $79,944. The Company's Chief Operations Officer, Michael Page, who resigned as a director and officer of the Company on July 26, 2000, is party to an amended two-year consulting contract terminating on August 31, 2000, at a salary of $79,944 per annum. The consulting contract became effective in September 1998. Former Secretary and Treasurer Carlton Parfitt is also party to a two-year consulting contract at a salary of $59,958 per annum. The consulting contract became effective in September 1998. Our former President and Chief Executive Officer, Randal Palach was party to a six-month consulting contract beginning April 1, 1999, at a salary of $8,328 per month. The Chief Technology Officer, Mariusz Girt is party to an amended consulting contract at a salary of $59,958 per annum. Our current CEO and President, Michael F. Holloran, is party to a consulting contract at a salary of $120,000 per annum.

RELATED  PARTY  TRANSACTIONS

     Our By-Laws include a provision regarding related party transactions which requires that each participant to such transaction identify all direct and indirect interests to be derived as a result of the Company's entering into the related transaction. A majority of the disinterested members of the board of directors must approve any Related Party Transaction. In the fiscal year ended May 31, 2000, Elise West, the mother of James West, Kendall Page, the sister of Michael Page, a former director and officer of the Company, Sonja Parfitt and Anthony Parfitt, the mother and brother of Carlton Parfitt were employed by the Company in its marketing department. Elise West, the mother of James West, Kendall Page, the sister of Michael Page, the former Chief Operating Officer and a Director of the Company, Sonja Parfitt and Anthony Parfitt, the mother and brother of Carlton Parfitt were employed by the Company in its marketing department from September 1, 1998. Anthony Parfitt's employment ended in November, 1999. In September 1998, Elise West, Kendall Page and Sonja Parfitt were each issued 50,000 shares of the Company's common stock and Anthony Parfitt was issued 37,500 shares as compensation for their services. These shares began vesting at 20% as of April 1, 1999, and an additional 20% every six months thereafter so long as services were rendered to the Company. As at August 11, 2000, 15,000 shares had so vested for each of Anthony Parfitt and Sonja Parfitt, and 30,000 shares had so vested for each of Elise West and Kendall Page.

                           CERTAIN MARKET INFORMATION

PRICE  RANGE  OF  COMMON  STOCK

     Our common stock is traded over-the-counter and quoted on the OTC Bulletin Board under the symbol "EGND". The reported high and low bid prices for the common stock are shown below for the indicated periods through December 31, 2001. The prices presented are bid prices that represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices do not necessarily reflect actual transactions. As of December 31, 2001, there were approximately 156 shareholders of record of the common stock.

                                          BID
                               --------------------------
                                    LOW          HIGH
                               ------------  ------------
1999
----
Second  Quarter                    $  -         $  -
Third  Quarter                     $  -         $  -
Fourth  Quarter                    $0.56        $7.00

2000
----
First  Quarter                     $0.94        $5.00
Second  Quarter                    $0.51        $2.31
Third  Quarter                     $0.45        $0.75
Fourth  Quarter                    $0.14        $0.50

2001
----
First  Quarter                     $0.11        $0.33
Second  Quarter                    $0.05        $0.15
Third  Quarter                     $0.04        $0.12
Fourth  Quarter (through
  December  31,  2001)             $0.04        $0.13

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by IFG that it has obtained under the stock purchase agreement. We will receive, however, the sale price of any common stock purchased by IFG under the stock purchase agreement and upon the exercise of outstanding warrants held by IFG.

     We will not receive any of the proceeds from the sale of shares by the other selling stockholders, nor will we receive any funds if our convertible debentures are converted and the conversion shares are sold. Any conversion of these debentures, however, would relieve us of the related debt obligation. We will receive, however, $21,763,775 if all outstanding options and warrants to purchase common stock are exercised by the selling stockholders. We expect to use the proceeds of any such sales for general working capital purposes.
However, there is no assurance that any of these outstanding options and warrants will be exercised by the holders thereof prior to their expiration.

                       PRINCIPAL AND SELLING STOCKHOLDERS

Overview

     The shares of our common stock registered for resale under this prospectus constitute 295% of our issued and outstanding common stock as of December 31, 2001. The number of shares we are registering is based in part on our good faith estimate of the number of shares we will issue to IFG under the stock purchase agreement as limited by our available authorized but unissued common stock. Accordingly, the number of shares we are registering for issuance under the stock purchase agreement may be higher than the number we actually issue under the stock purchase agreement. The remaining shares we are registering are based upon shares held by, or underlying options, warrants or convertible securities held by, the other selling shareholders.

     IFG is engaged in the business of investing in publicly traded equity securities for its own account. IFG's principal offices are located in Atlanta, Georgia. Other than the Commitment Warrants to purchase an aggregate of 100,000 shares of common stock that we issued to IFG in connection with closing the stock purchase agreement, IFG does not own any of our securities as of the date of this prospectus, and it has no other commitments or arrangements to purchase or sell any of our securities other than its obligation to purchase common shares under the stock purchase agreement. There are no business relationships between IFG and us other than as contemplated in the stock purchase agreement. IFG's managers will be solely responsible for making investment decisions with regard to the common stock purchased by IFG from us.

     The table below sets forth certain information regarding the beneficial ownership of the common stock, as of December 31, 2001, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and our chief executive officer, (iii) all directors and executive officers as a group, and (iv) the selling shareholders. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

                            Shares Beneficially Owned           Shares Beneficially Owned
                            Prior to the Offering               After the Offering
                            ----------------------------------  ----------------------
                                                    Number
                                                    of Shares
Beneficial Owner             Number     Percentage  to be Sold  Number     Percentage
--------------------------   ----------  ---------  ----------  ---------  ----------
Thompson Holdings Ltd. (1)     900,000      4.37       900,000          0        *
Anker Bank (2)                 800,000      3.89       800,000          0        *
G. Stanley Jackson (3)          60,000        *         40,000     20,000        *
Colebrooke Capital (4)          75,000        *         75,000          0        *
Thomas A. Simons (5)         4,627,778     22.48       200,000  4,427,778      6.27
IFG Private Equity, LLC (6)    100,000        *        100,000          0        *
Michael Holloran (7)(8)      3,175,893     15.43             0  3,175,893      4.50
Paul Morford (8)             2,730,352     13.27             0  2,730,352      3.87
Mariusz Girt                   511,931      2.49             0     511,931       *

*Less  than  1%.

(1) includes 300,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $7.50, 300,000 at $15.00 and 300,000 at $25.00.

(2) includes 300,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $2.50, 400,000 at a price of $5.00 and 100,000 at a price of $7.50.

(3) includes 20,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $5.00 and 20,000 at a price of $7.50.

(4) includes 75,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $1.875 issued as part of a service contract.

(5) includes 200,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $1.25 and 200,000 at a price of $2.50.

(6) Includes 100,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $0.0625.

(7) Includes 30,000 shares of common stock issuable upon exercise of warrants held by such shareholder at a price of $5.00 and 30,000 at $7.50.

(8) Mr. Holloran has registered 905,541 shares and Mr. Morford has registered 550,000 shares for resale pursuant to a reoffer prospectus filed as a part of the Post Effective Amendment No. 1 filed on August 20, 2001 to the Company's Registration Statement on Form S-8.

                              PLAN OF DISTRIBUTION

General

     IFG is offering the shares of our common stock for its account as a statutory underwriter, and not for our account. We will not receive any proceeds from the sale of our common stock by IFG. IFG will be offering for sale up to 50,000,000 shares of our common stock acquired by it pursuant to the terms of the stock purchase agreement more fully descried below and the Commitment Warrants we issued to IFG in connection with the transaction. IFG has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales of our common stock and will be acting as an underwriter in its resales of our common stock under this prospectus. IFG has, prior to any sales, agreed not to effect any offers or sales of our common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase shares of our common stock in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations governing the OTC electronic bulletin board.

     To permit IFG to resell the shares of our common stock issued to it under the stock purchase agreement, we agreed to register those shares and to maintain that registration. To that end, we have agreed with IFG that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, to keep it effective until (i) the Registration Statement has been declared effective by the SEC and all such shares have been disposed of pursuant to the Registration Statement, (ii) all such shares have been sold under circumstances under which all of the applicable conditions of Rule 144 promulgated under the Securities Act (or any similar provision then in force) ("Rule 144") are met, (iii) all such shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, (iv) such time as, in the opinion of counsel to IFG, all such shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act or (v) any combination of the foregoing relating to all such shares.

     IFG is subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitations, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of our common stock may not simultaneously engage in market making activities with respect to such security for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids, or to effect passive market making bids. In addition, in connection with the transactions in our common stock, IFG and we will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitations, the rule set forth above. These restrictions may affect the marketability of the shares of our common stock owned by IFG.

     All the selling stockholders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares of common stock. If we are notified by a selling stockholder that any material arrangement has been entered into with an underwriter for the sale of their shares, then, to the extent required under the Securities Act or the rules of the SEC, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate: (i) the name of the participating underwriter; (ii) the number of the shares or warrants involved;
(iii) the price at which such shares are to be sold, the commissions to be paid, or discounts or concessions to be allowed to such underwriter; and (iv) other facts material to the transaction.

     The shares of common stock have not been registered for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

     We expect that the selling stockholders will sell their shares covered by this prospectus through customary brokerage channels, either through
broker-dealers  acting  as  agents  or  brokers  for   the  seller,  or  through
broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent (and thus compensation may be in excess of customary commissions). The selling stockholders and any broker-dealers that participate with the selling stockholders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of shares sold by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling stockholders will sell any or all of the common stock offered by them hereunder.

     Sales of the shares of common stock on the OTC Bulletin Board or other trading system may be by means of one or more of the following:

     (i) a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

     (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. From time to time the selling stockholders may engage in short sales, short sales against the box, puts and calls, and other hedging transactions in our common stock, and may sell and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. In addition, from time to time a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.

     The stockholders are not restricted as to the price or prices at which they may sell their share of common stock. Sales of common stock at less than market prices may depress the market price of our common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any one time.

     The selling stockholders will pay all commissions and their own expenses, if any, associated with the sale of our common stock, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

     To determine the number of shares issuable to IFG, we will use the formulas based on our market price which are described on page 30. On October 30, 2001, the closing bid price for our common stock was $0.07 and the average daily trading volume for the last 30 trading days ended October 30, 2001 was 29,780. If this market price and average trading volume remained constant over the 36-month period of the stock purchase agreement, each notice would be capped at $6,250. The 15 % of 20 times the average dollar value of our stock traded in the 30 trading day immediately preceding our draw down notice must be at least $6,250. Under this example, for a normal request, we would issue 105,042 shares to IFG at $0.0595 per share, and for a Six Month Draw Down request, would issue 6,306,352 shares; provided that we do not exceed the limit contained in the stock purchase agreement or IFG's total beneficial ownership of common stock described below.

Presuming we issue all 50,000,000 shares issuable under the stock purchase agreement (presuming that we do not exceed the limit contained in the stock purchase agreement or IFG's total beneficial ownership limit for common stock described below), we will pay underwriting compensation to and expenses for IFG, and other offering expenses as follows:

                     UNDERWRITING COMPENSATION AND EXPENSES


                                          Per Share          Total
                                        ------------     -------------
Discount  to  IFG(1)  (5%-15%)

Expenses payable on behalf of IFG
     Expense  Reimbursement                 $0.0005      $  25,000.00
Estimated  offering  expenses
     SEC  filing  fee                       $0.00002     $     946.01
     Accountant's fees and expenses         $0.00006     $   3,000.00
     Legal  fees  and  expenses             $0.0005      $  25,000.00
                                        ------------     -------------
 Total                                      $0.00108     $  53,946.01
                                        ------------     -------------

(1) The per share price IFG pays for our common stock includes a discount of fifteen percent, if our common stock is trading at less than $.10 per share, ten percent if our common stock is trading between $.10 and $.20 per share, and five percent if our common stock is trading at over $.20 per share, based on a daily calculation of the value weighted average price for each trading day in the twenty day draw down pricing period preceding the draw down notice. As consideration for providing the stock purchase agreement, we also issued to IFG the Commitment Warrants to purchase an aggregate of 100,000 shares of our common stock. The Commitment Warrants are exercisable on a cash or cashless basis an exercise price equal to $0.0625, which price is 125% of the closing bid price on the trading day immediately preceding September 18, 2001 (as adjusted from time to time as provided in Warrants, including with respect to stock splits and dividends, and combinations of shares). The Commitment Warrants expire on the third (3rd) anniversary of their issuance. We have registered the 100,000 shares of common stock underlying this warrant pursuant to the registration statement of which this prospectus is a part. See "Stock Purchase Agreement-Commitment Warrants".

     We have advised the selling stockholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales in the market of the common stock offered hereby. We have also advised the selling stockholders of the requirement for the delivery of this prospectus in connection with resales of the common stock.

Registration  Rights  of  IFG

     We granted registration rights to IFG to enable it to sell the shares of our common stock that it purchases under the stock purchase agreement. In connection with such registration, we will have no obligation to:

- assist or cooperate with IFG in the offering or disposition of such shares;
- indemnify or hold harmless the holders of any such shares (other than IFG) or any underwriter designated by such holders; or
- obtain a commitment from an underwriter relative to the sale of any such shares.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

Registration  Rights  of  other  Selling  Stockholders

     We granted registration rights to certain of the remaining selling stockholders that are similar to the ones granted to IFG to enable them to sell the shares of our common stock. In connection with any such registration, we will have no obligation to:

- assist or cooperate with the selling stockholders in the offering or disposition of such shares;
- indemnify or hold harmless the holders of any such shares or any underwriter designated by such holders;
- obtain a commitment from an underwriter relative to the sale of any such shares; or
-     include  such  shares  within  any  underwritten  offering  we  do.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

                            STOCK PURCHASE AGREEMENT

Overview

     We entered into the stock purchase agreement with IFG Private Equity, LLC, a Georgia limited liability company, on September 18, 2001, and amended December 18, 2001, for the future issuance and purchase of shares of our common stock. The stock purchase agreement establishes what is sometimes termed an equity line of credit.

     In general, the agreement operates like this: the investor, IFG, has committed to provide us up to $5 million as we request it over a 36-month period, in return for common stock we issue to IFG. Once every 25 trading days, we may request between $5,000 and the maximum amount of 15% of 20 times the average daily trading volume of our common stock for the last 30 trading days preceding the trading day immediately prior the date of our request multiplied by our common stock's volume-weighted average daily price for the trading day immediately prior to our request. At our option, we may elect to deliver a Six Month Draw Down notice, in which case, following the delivery of the notice for such Six Month Draw Down, we would not be entitled to deliver a further draw down notice during the following six months. If we elect to utilize a Six Month Draw Down, our maximum request is limited to the lesser of (x) $500,000 or (y) of the product of (i) the volume-weighted average price for our common stock on the trading day immediately preceding our request, multiplied by (ii) 180 times the average trading volume for our common stock for the preceding 30 trading days. We are under no obligation to make a request from IFG, although we may have to pay certain penalties in cash if we do not draw down certain amounts in certain time frames.

     To determine the number of shares issuable to IFG, we will use the formulas based on our market price which are described on page 32. On October 30, 2001, the closing price for our common stock was $0.07 and the average daily trading volume for the last 30 trading days ended October 30, 2001 was 29,780. If this market price and average trading volume remained constant over the 36-month period of the stock purchase agreement, each notice would be capped at $6,250. The 15 % of 20 times the average dollar value of our stock traded in the 30 trading days immediately preceding our draw down notice must be at least $6,250. Under this example, for a normal request, we would issue 105,042 shares to IFG at $0.0595 per share, and for a Six Month Draw Down request, would issue 6,306,352 shares; provided that we do not exceed the limit contained in the stock purchase agreement or IFG's total beneficial ownership of common stock described below.

     At the time of each request, the stock purchase agreement provides that we shall set a Floor Price, which shall be stated in the request. Under the stock purchase agreement, "Floor Price" means the lowest VWAP (before taking into account any discount used to calculate the Purchase Price hereunder) at which the Company will sell its Common Stock as specified in the Draw Down Notice delivered in connection with any Draw Down effected pursuant to this Agreement. In the event that our common stock is trading at or below the Floor Price during the 20-trading day Draw Down Pricing Period preceding the closing on our notice, the dollar amount set forth in that notice would be decreased by a pro rata percentage. For illustrative purposes only, for every day during the twenty trading day Draw Down Pricing Period that the average trading price for our common stock as reported by Bloomberg is at or below the Floor Price, the amount payable to the Company would be decreased by five (5)% percent.

     We use the formulas in the stock purchase agreement to determine the number of shares we will issue to IFG in return for the requested money. The formulas for determining the actual request amounts, the number of shares we issue to IFG, and the price per share paid by IFG are described below. The aggregate total of all requests cannot exceed $5 million. The value weighed average price of our stock traded for the trading day preceding the date of the Draw Down Notice must be at least $5,000. We are under no obligation to make a request during any period, but there are liquidated damage provisions in favor of IFG if we do not draw a minimum of $1,000,000 as described below.

     The per share price IFG pays for our common stock includes a discount of fifteen percent if our common stock is trading at less than $.10 per share, ten percent if our common stock is trading between $.10 and $.20 per share, and five percent if our common stock is trading at over $.20 per share, based on a daily calculation of the value weighted average price for each trading day in the twenty day draw down pricing period following the draw down notice. Subject to the conditions of the stock purchase agreement, IFG has agreed to provide to us the amount of the request in exchange for shares of our common stock.

Commitment  Warrants

     On September 18, 2001, we have issued to IFG Commitment Warrants to purchase 100,000 shares of our common stock. The Commitment Warrants are exercisable on a cash or cashless basis an exercise price equal to $0.0625, which is One Hundred Twenty-Five (125%) of the closing bid price of our common stock on September 17, 2001 (as adjusted from time to time as provided in Warrants, including with respect to stock splits and dividends, and combinations of shares). The Commitment Warrants expire on the fifth (5th) anniversary of their issuance. We have registered the 100,000 shares of common stock underlying Commitment Warrants to the registration statement of which this prospectus is a part.

Limitation  on  IFG's  Ownership  of  Our  Common  Stock

     The stock purchase agreement does not permit us to request funds if the issuance of shares of common stock to IFG pursuant to the draw down would result in IFG owning more than 9.9% of our outstanding common stock on the notice date.

The  Request  Procedure  and  the  Stock  Purchases

     We may make a request for cash by faxing a Draw Down Notice to IFG that states the amount we wish to request.


Amount  of  the  Draw

     No draw can exceed the lesser of $5,000 and the capped amount that is derived from multiplying the VWAP of our common stock for the trading day immediately preceding the date of our notice by the volume of our common stock traded on that day. The maximum amount of each request can be increased or decreased if agreed to by IFG and us.

The number of our shares of common stock to be purchased by IFG with respect to any Draw Down shall be determined on a daily basis during the applicable Draw Down Pricing Period and shall equal with respect to any such trading day the quotient of (x) one-twentieth (1/20) of the amount of our Draw Down Notice (or such other fraction based upon the agreed Draw Down Pricing Period), divided by
(y) the IFG's purchase price for such trading day. The portion of the amount we have requested in our Draw Down Notice for which shares of our common stock may be issued for each trading day during the Draw Down Pricing Period may not exceed one-twentieth (1/20) of the amount we have requested in our Draw Down Notice (or such other fraction based upon the agreed Draw Down Pricing Period).

     In addition, if our common stock is trading at or below the Floor Price we set in our notice during the 20 trading day Draw Down Pricing Period preceding the date of our Draw Down Notice, the dollar amount set forth in that request would be decreased by a pro rata percentage. For illustrative purposes only, for every day during the twenty trading day pricing period that the average trading price for our common stock as reported by Bloomberg is at or below the Floor Price, the amount payable to the Company would be decreased by five (5%) percent.

Price  of  Shares

     The per share price IFG pays for our common stock includes a discount of fifteen percent, if our common stock is trading at less than $.10 per share, ten percent if our common stock is trading between $.10 and $.20 per share, and five percent if our common stock is trading at over $.20 per share, based on a daily calculation of the value weighted average price for each trading day in the twenty day Draw Down Pricing Period preceding our Draw Down Notice.

Necessary  Conditions  Before  IFG  is  Obligated  to  Purchase  our  Shares

     The following are some of the conditions that must be satisfied before IFG is obligated to purchase the shares of common stock that we wish to sell from time to time:

- A registration statement for the shares must be declared effective by the SEC and must remain effective and available for making resales of the common stock purchased by IFG;

- There shall be no suspension in the trading of our common stock, and it must remain listed on the OTC electronic bulletin board or must be listed on another stock exchange or on NASDAQ;

- We must be in compliance with our obligations under the stock purchase agreement and related agreements, and we must not be in breach of, or in default under, any material provision of the stock purchase agreement or related agreements;

- No injunction may be issued, or action commenced by a governmental authority, prohibiting the purchase or the issuance of our common stock;

- If our common stock becomes listed on NASDAQ, the issuance of our common stock to IFG will not violate the shareholder approval requirements of NASDAQ;

- No event that had or is reasonably likely to have a material adverse effect on our assets, liabilities, business, properties, operations, financial condition or results of operations shall have occurred;


- The amount specified in the Draw Down Notice may not require the purchase by IFG of a number of our shares of our common stock that would result in IFG's ownership of in excess of 9.9% of our outstanding common stock.

Liquidated  Damages  to  be  Paid  to  IFG  if  We  Fail  to Draw Minimum Amount

     If by the twenty-four (24) month anniversary of the Effective Date we have not requested Draw Down Amounts in an aggregate of $1 Million, we are required under the stock purchase agreement to pay IFG a fee equal to $25,000 in cash (the "Non-Usage Fee"), less 5% of the dollar amount of Draw Downs put to IFG during the prior period. Such Non-Usage Fee, if payable, is determined for each six (6) month period thereafter throughout the balance of the term of the stock purchase agreement. The Non-Usage Fee is payable within ten (10) days after the end of the applicable period. In the event we terminate this Agreement prior to Draw Downs which equal in the aggregate $1,000,000, a cancellation fee of $25,000 is immediately due and payable to IFG.

     In the event we do not timely deliver the shares of our common stock to be delivered by us on any settlement date for a Draw Down Notice, the stock purchase agreement requires us to pay IFG, as liquidated damages for such failure to deliver and not as a penalty, two percent (2%) of the aggregate purchase price for such shares of common stock for each seven (7) calendar day period, or part thereof, following such failure, in cash, until such shares have been delivered. Such amount may be subtracted by IFG from the portion of the purchase price for the shares of our common stock otherwise payable by IFG with respect to such shares.

Draw  Down  Cancellation

     If we have delivered a Draw Down Cancellation Notice has been delivered to IFG after a Draw Down Date as required under certain conditions specified in the stock purchase agreement, including a requirement to amend or supplement this prospectus, the Draw Down Pricing Period for such Draw Down shall (except as provided in the proviso to the succeeding sentence) end on the trading day immediately preceding the Draw Down Cancellation Date. In such event, the amount we have requested relating to such Draw Down shall be reduced by one-twentieth (1/20) (or such other fraction based upon the agreed Draw Down Pricing Period) with respect to each Trading Day during the period beginning on and including the Draw Down Cancellation Date and ending on the last Trading Day of such Draw Down Pricing Period, with certain adjustments, in the case of a halt in trading of our common stock, for the portion of the trading day prior to which IFG received our Draw Down Cancellation Notice.

Costs  and  Fees  Associated  with  the  Transaction

     In connection with the signing of the stock purchase agreement on September 18, 2001, we paid IFG $25,000 in expense reimbursements.

     We also issued Commitment Warrants for an aggregate of 100,000 shares to IFG in connection with the signing of the stock purchase agreement, as described above.

Termination  of  the  Stock  purchase  Agreement

     The stock purchase agreement will automatically terminate upon the earlier of:

- The date as of which IFG has purchased an aggregate of $5,000,000 of our common stock;
- The date that is 36 months after the effective date of registration statement of which this prospectus is a part.
-     We  file  for  protection  from  creditors;
- Trading in our common stock is suspended by the Securities and Exchange Commission or the OTC electronic bulletin board for a period of ten consecutive trading days;
- Our common stock by IFG ceases to be registered under the Securities Exchange Act of 1934;
- Our common shares are delisted from the OTC electronic bulletin board unless such delisting is in connection with the listing of such shares on a comparable stock exchange or the NASDAQ Stock Market;
- We sell, convey or dispose of all or substantially all of our assets, effectuation of a transaction or series of related transactions in which more than 50% of our voting power is disposed of, or our consolidation, merger or other business combination with or into any other person or persons when we are not the survivor;
- We breach any material representation or warranty contained in stock purchase agreement; or
- An event has occurred that has had a material adverse effect (as defined in the stock purchase agreement) on our common stock, our assets, liabilities, business, properties, operations, financial condition or results of operations.
     Additionally, the stock purchase agreement may be terminated by mutual agreement of IFG and us.

Indemnification  of  IFG

     IFG is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by IFG to us for inclusion in the registration statement and prospectus.

     We are entitled to indemnification from IFG for any losses or liabilities suffered by us as a result of any misrepresentation or breach of any representation or warranty made by IFG in the stock purchase agreement or related agreements.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of shares of our common stock in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair our ability to raise capital in the future through sales of our equity securities.

     Through a separate registration statement on Form S-8, we have registered an aggregate of 2,317,412 shares of our common stock for resale in the public market. These shares are held by our officers and directors and are issuable to them upon the exercise of options granted to them under our 1998 Directors and Officers Stock Option Plan and our 1999 Stock Option Plan.

     Assuming conversion of the $129,000 of 12% convertible debentures, the exercise of warrants to purchase 3,147,343 shares of common stock and options to purchase 1,550,000 shares of common stock, and the purchase of 50,000,000 shares from us by IFG pursuant to the stock purchase agreement, we will have a total of 73,497,820 shares of common stock outstanding at the time of this offering. Shares in the amount of up to 2,115,000 offered for sale by the selling stockholders, if sold under this registration, 2,317,412 shares to be sold by selling shareholders under the previous registration on Form S-8 referred to above, and 200,000 shares of common stock previously sold by us pursuant to a exemptions under Regulation D under the Securities Act will, after the offering, be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates", as that term is defined in Rule 144 under the Securities Act of 1933, unless registered under this registration statement or under the previously filed registration statement on Form S-8 may generally only be sold in compliance with Rule 144 described below. At the time of this offering, 4,172,362 shares of common stock owned by directors of the company are restricted securities as defined in Rule
144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, such as pursuant to Rule 144, which rule is summarized below. We are aware that some shares have been sold in reliance on Rule 144.

SALES  OF  RESTRICTED  SECURITIES

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities, as defined in Rule 144, for at least one year, including a person who may be deemed our affiliate, is entitled to sell, within a three-month period, a number of shares of our common stock that does not exceed the greater of one percent of the then-outstanding shares of common stock (approximately 169,576 shares) and the average weekly reported trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about us.

In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate at any time during the ninety days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the offering, without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule
144. In meeting the one-and two-year holding periods described above, the holder of restricted securities can include the holding periods of a prior owner who is not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or an affiliate.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value.

Holders of common stock are entitled to one vote per share on any issue submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors. The holders of a majority of the outstanding shares of common stock voting in an election of directors can elect all of the directors then standing for election, if they choose to do so. All shares of common stock are entitled to share equally in such dividends as our Board of Directors may, in its discretion, declare out of sources legally available therefor. See Dividend Policy. Upon our dissolution, liquidation, or winding up, holders of common stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities and any preferential amount due with respect to outstanding shares of preferred stock, if any, all our assets available for distribution, in cash or in kind. Holders of shares of common stock do not have preemptive or other subscription rights, conversion or redemption rights, or any rights to share in any sinking fund.
All currently outstanding shares of common stock are fully paid and non-assessable.

CERTAIN  PROVISIONS  OF  THE  ARTICLES  OF  INCORPORATION  AND  BYLAWS

     Indemnification of Directors and Officers. Chapter 78 - Private Corporations of Title 7 of the Nevada Revised Statutes (the "Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

     Article 11 of our By-laws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

     Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 TRANSFER AGENT

     Our Transfer Agent and Registrar is Pacific Stock Transfer Company, Las Vegas, Nevada.

                                  LEGAL MATTERS

     The validity of the common stock being offered hereby is being passed upon for us by Jackson & Campbell, P.C., Washington, D.C.

                                     EXPERTS

     Our audited financial statements appearing in this prospectus and the Registration Statement have been audited by Williams & Webster, P.S., independent auditors, as indicated in their report thereon appearing herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock and Warrants offered hereby. As used herein, the term "Registration Statement" means the initial Registration Statement and any and all amendments thereto. For further information with respect to us and our common stock and the warrants, reference is made to the Registration Statement, of which this prospectus forms a part, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-0801 and at the following regional office of the SEC: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

                                ELGRANDE.COM INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

                                  MAY 31, 2001












                              WILLIAMS & WEBSTER PS
                          CERTIFIED PUBLIC ACCOUNTANTS
                        BANK OF AMERICA FINANCIAL CENTER
                           W 601 RIVERSIDE, SUITE 1940
                                SPOKANE, WA 99201
                                 (509) 838-5111



                                ELGRANDE.COM INC.

                                TABLE OF CONTENTS



INDEPENDENT  AUDITOR'S  REPORT                                                1

FINANCIAL  STATEMENTS

     Consolidated  Balance  Sheets                                            2

     Consolidated  Statements  of  Operations  and Comprehensive Loss         3

     Consolidated  Statement  of  Stockholders' Equity (Deficit)              4

     Consolidated  Statements  of  Cash  Flows                                5

NOTES  TO  FINANCIAL  STATEMENTS                                              6

Board  of  Directors
Elgrande.com  Inc.
1040  Hamilton  Street
Vancouver,  British  Columbia
Canada  V6B  2R9

                          Independent Auditor's Report
                          ----------------------------

We  have  audited  the  accompanying consolidated balance sheets of Elgrande.com
Inc. as of May 31, 2001 and 2000 and the related consolidated statements of operations and comprehensive loss, cash flows, and stockholders' equity (deficit) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elgrande.com Inc. as of May 31, 2001, and 2000 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company has accumulated substantial losses. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.

Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane,  Washington
July  6,  2001

ELGRANDE.COM  INC.
CONSOLIDATED  BALANCE  SHEETS



                                                 May  31,           May  31,
                                                   2001              2000
                                               --------------  ---------------

ASSETS

CURRENT  ASSETS
  Cash                                         $      47,643    $      32,385
  Payroll  tax  refund  receivable                     8,049              -
  GST  tax  refundable                                 1,762            4,549
  Prepaid  expenses                                    4,523              -
                                               --------------  ---------------
     TOTAL  CURRENT  ASSETS                           61,977           36,934
                                               --------------  ---------------

PROPERTY  AND  EQUIPMENT
  Computer  hardware                                  97,972           97,972
  Furniture  and  fixtures                            62,591           62,667
  Database  and  software                            545,645          545,645
  Less accumulated depreciation and
    amortization                                    (333,912)        (189,215)
                                               --------------  ---------------
     TOTAL PROPERTY AND EQUIPMENT                    372,296          517,069
                                               --------------  ---------------

OTHER  ASSETS
  Employee  expense  advances                         46,093           86,204
  Employee receivable, net of allowance               40,720              -
  Deposits                                            18,164           29,622
  Investments                                            -             60,000
                                               --------------  ---------------
     TOTAL  OTHER  ASSETS                            104,977          175,826
                                               --------------  ---------------

     TOTAL  ASSETS                             $     539,250   $      729,829
                                               ==============  ===============



















The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  BALANCE  SHEETS  (continued)



                                                 May  31,           May  31,
                                                   2001              2000
                                               --------------  ---------------

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT  LIABILITIES
  Accounts  payable                            $     598,716   $      630,020
  Accrued  liabilities                                53,684           31,224
  Accrued  interest                                    3,745              -
  Note  payable,  current  portion                   177,575          161,920
  Current  portion  of long-term debt                  9,852            7,977
                                               --------------  ---------------

     TOTAL  CURRENT  LIABILITIES                     843,572          831,141
                                               --------------  ---------------

LONG-TERM  DEBT
  Capital  lease,  net  of  current  portion             -             11,448
  Note  payable  related  party                          -             30,000
                                               --------------  ---------------
     TOTAL  LONG-TERM  LIABILITIES                       -             41,448
                                               --------------  ---------------

     TOTAL  LIABILITIES                              843,572          872,589
                                               --------------  ---------------

COMMITMENTS  AND  CONTINGENCIES                          -                -
                                               --------------  ---------------

STOCKHOLDERS'  EQUITY  (DEFICIT)
  Common stock, 200,000,000 shares authorized,
    $.001 par value; 15,927,148 and 12,295,479
    shares issued and outstanding, respectively       15,927           12,295
  Stock  options  and  warrants                      781,944          354,950
   Additional  paid-in  capital                    4,990,412        3,857,300
   Accumulated  deficit                           (6,083,874)      (4,347,483)
   Accumulated other comprehensive income (loss)      (8,731)         (19,822)
                                               --------------  ---------------

     TOTAL  STOCKHOLDERS' EQUITY (DEFICIT)          (304,322)        (142,760)
                                               --------------  ---------------

    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                         $     539,250   $      729,829
                                               ==============  ===============









The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENTS  OF  OPERATIONS  AND  COMPREHENSIVE  LOSS


                                                Year  Ended      Year  Ended
                                                  May  31,         May  31,
                                                    2001            2000
                                               --------------  ---------------
REVENUES                                       $     137,722   $      232,717
COST  OF  REVENUES                                   198,983          324,810
                                               --------------  ---------------

GROSS  PROFIT  (LOSS)                                (61,261)         (92,093)
                                               --------------  ---------------

EXPENSES
  Consulting  fees                                   611,796          525,847
  Marketing  and  public  relations                    6,892          947,747
  Legal  and  professional  fees                     577,312          269,496
  Travel  and  entertainment                          29,573          135,891
  Salaries                                           164,434          385,328
  Office  and  administration                         30,030          154,095
  Rent                                                37,132           52,338
  Communication                                       12,297           41,796
  Software  and  internet  services                    9,805           18,869
  Depreciation  and  amortization                    144,696          184,121
  Database  construction  and  maintenance             7,461          328,063
                                               --------------  ---------------
          TOTAL  OPERATING  EXPENSES               1,631,428        3,043,591
                                               --------------  ---------------

LOSS  FROM  OPERATIONS                            (1,692,689)      (3,135,684)

OTHER  INCOME  AND  (EXPENSES)
  Loss  on  impairment  of  assets                   (30,000)             -
  Interest  income                                       244            1,438
  Interest  expense                                  (13,946)          (5,077)
                                               --------------  ---------------
                                                     (43,702)          (3,639)
                                               --------------  ---------------

NET  LOSS                                         (1,736,391)      (3,139,323)

OTHER  COMPREHENSIVE  INCOME
  Foreign currency translation gain (loss)            11,091          (37,980)
                                               --------------  ---------------

COMPREHENSIVE  LOSS                            $  (1,725,300)  $   (3,177,303)
                                               ==============  ===============

BASIC AND DILUTED NET LOSS PER
  COMMON  SHARE                                $       (0.12)  $        (0.27)
                                               ==============  ===============

WEIGHTED AVERAGE NUMBER OF
  COMMON STOCK SHARES OUTSTANDING,
  BASIC  AND  DILUTED                             13,907,286       11,645,330
                                               ==============  ===============


The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)


                                                                                      Accum-
                                                                                        ulated       Total
                              Common Stock                     Stock                  Other          Stock-
                         -----------------------  Additional   Options     Accum-     Compre-          holders
                         Number                   Paid-in      &           ulated       hensive       Equity
                         Of Shares    Amount      Capital      Warrants    Deficit     Income(Loss)  (Deficit)
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------


Balance, May 31, 1999     11,118,800  $   11,119  $ 1,952,671  $      -   $(1,208,160) $     18,158  $ 773,788

Issuance of common
  stock at an average of
  $1.28 per share and
  issuance of warrants
  at an average of
  $0.165 per warrant         500,000         500      635,000     164,500         -             -      800,000

Options issued for
  consulting fees and
  compensation                   -           -            -       101,200         -             -      101,200

Issuance of warrants
  for professional fees          -           -            -        89,250         -             -       89,250

Issuance of common stock
  for cash at an average
  of $0.92 per share         168,333         168      154,832         -           -             -      155,000

Issuance of common stock
  for cash at $5.00
  per  share                 153,000         153      764,847         -           -             -      765,000

Issuance of common stock
  for conversion of debt
  at  $0.93  per share       168,628         168      156,656         -           -             -      156,824

Issuance of common stock
  for services at an
  average of $1.25
  per share                   48,718           49      60,849         -           -             -       60,898

Issuance of common stock
  for cash at $1.00
  per  share                  25,000           25      24,975         -           -             -       25,000

Issuance of common stock
  for conversion of debt
  at $3.00  per  share         5,000            5      14,995         -           -             -       15,000

Issuance of common stock
  in exchange for debt
  at $0.67                   138,000          138      92,445         -           -             -       92,583

Stock rescinded upon
  termination                (30,000)         (30)         30         -           -             -          -

Loss for year ending
  May  31,  2000                 -            -           -           -    (3,139,323)          -   (3,139,323)

Foreign currency
  translation gain (loss)        -            -           -           -           -         (37,980)   (37,980)
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Balance, May 31, 2000     12,295,479      12,295    3,857,300     354,950  (4,347,483)      (19,822)  (142,760)


The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)


                                                                                      Accum-
                                                                                        ulated       Total
                              Common Stock                     Stock                  Other          Stock-
                         -----------------------  Additional   Options     Accum-     Compre-          holders
                         Number                   Paid-in      &           ulated       hensive       Equity
                         Of Shares    Amount      Capital      Warrants    Deficit     Income(Loss)  (Deficit)
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Issuance of common stock
  for cash at an average
  of  $0.50  per  share    1,687,000       1,687      211,813         -           -             -      213,500

Common stock options
  exercised for cash and
  services at $0.39
  per  share                 550,000         550      214,450         -           -             -      215,000

Options issued for
  consulting  fees               -           -            -       542,769         -             -      542,769

Stock issued for debt at
  $1.00 per share             67,000          67       66,933         -           -             -       67,000

Issuance of common stock
  for cash at an average
  of  $0.50  per  share      240,000         240      117,760         -           -             -      118,000

Options exercised at an
  average of $0.62
  per share                  227,000         227      140,200     (74,680)        -             -       65,747

Stock issued for services
  at  $0.45  per  share      600,000         600      167,400         -           -             -      168,000

Stock issued for debt at
  an average of $0.54
  per  share                 260,669         261      139,601         -           -             -      139,862

Options expired                  -           -         74,955     (74,955)        -             -          -

Options issued as
  compensation                   -           -            -        33,860         -             -       33,860

Loss for the year ending
  May  31,  2001                 -           -            -           -    (1,736,391)          -   (1,736,391)

Foreign currency translation
  gain  (loss)                   -           -            -           -           -          11,091     11,091
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------

Balance, May 31, 2001     15,927,148  $   15,927  $ 4,990,412  $  781,944 $(6,083,874) $     (8,731) $(304,322)
                         ===========  ==========  ===========  ==========  ==========  ============  ==========













The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENT  OF  CASH  FLOWS

                                                Year  Ended      Year  Ended
                                                  May  31,         May  31,
                                                    2001            2000
                                               --------------  ---------------
Cash  flows  from  operating  activities:
   Net  loss                                   $  (1,736,391)  $   (3,139,323)
Adjustments to reconcile net loss to net
  cash  used  by  operating  activities:
    Loss  on  impaired  assets                        30,000              -
    Stock  issued  for  database  expenses               -             92,583
    Stock  issued  for  accounts  payable                -             40,000
    Depreciation  and  amortization                  144,696          184,121
    Services paid by issuance of common
       stock  and  options                           925,219           60,578
    Accounts  payable  paid  in  stock                   137              -
    Warrants issued for professions services             -             89,250
    Options issued for compensation                   33,860          101,200
  Increase  in:
    Employee  advance  receivable                        -            (67,284)
    Other  assets                                     (9,785)          56,509
    Accrued  liabilities                              22,464           22,774
    Accounts  payable                                 (1,304)         570,044
  Decrease  in:
    Accrued  interest                                  3,745             (577)
    Accounts  payable,  related  party                   -            (25,000)
    Deposits                                          11,458           13,838
                                               --------------  ---------------
Net  cash  used  in  operating  activities          (575,901)      (2,001,287)
                                               --------------  ---------------

Cash  flows  from  investing  activities:
  Payments  on  leased equipment                      (9,573)          (5,996)
  Purchase  of  property  and  equipment                 -           (176,553)
  Investment                                             -            (30,000)
                                               --------------  ---------------
Net  cash  used  in  investing  activities            (9,573)        (212,549)
                                               --------------  ---------------

Cash  flows  from  financing  activities:
  Proceeds  from  loans                              197,543          191,920
  Issuance  of  stock                                397,660        1,721,015
                                               --------------  ---------------
Net  cash  provided  by  financing  activities       595,203        1,912,935
                                               --------------  ---------------

Net  increase  (decrease)  in  cash                    9,729         (300,901)

Foreign  currency  translation  gain  (loss)           5,529          (37,980)

Cash,  beginning  of  period                          32,385          371,266
                                               --------------  ---------------
Cash, end of period                            $      47,643   $       32,385
                                               ==============  ===============




The accompanying notes are an integral part of these financial statements.

ELGRANDE.COM  INC.
CONSOLIDATED  STATEMENT  OF  CASH  FLOWS

                                                Year  Ended      Year  Ended
                                                  May  31,         May  31,
                                                    2001            2000
                                               --------------  ---------------

SUPPLEMENTAL  DISCLOSURES:
  Cash paid for interest and income taxes:
    Interest                                   $         -    $           577
                                               ==============  ===============
    Income  taxes                              $         -     $          -
                                               ==============  ===============

NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:
  Stock issued for notes payable,
    related party                              $      30,000   $          -
  Options  issued  for  compensation           $      33,860   $          -
  Debt  converted  to  stock                   $     176,862   $          -
  Stock  issued  for  accounts  payable        $         137   $       40,000
  Purchase commitment for database paid
    in  common  stock                          $         -     $       92,583
  Services paid by issuance of stock
     and options                               $     925,219   $       60,578
  Lease agreement satisfied with stock         $         -     $       44,777
  Oversubscriptions payable converted to debt  $         -     $      112,000
  Warrants issued for professional fees        $         -     $       89,250
































The accompanying notes are an integral part of these financial statements.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  1  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Elgrande.com Inc., formerly Intellicom Internet Corp (hereinafter, "the Company"), was incorporated in April 1998 under the laws of the State of Nevada primarily for the purpose of developing and marketing internet applications, specifically for books, software, audio and video media, and computer games. The Elgrande.com site is a stand-alone e-commerce site and its future purpose will be as a prototype demonstration site for the ShopEngine suite of software applications. The Elgrande.com site will be used to demonstrate ShopEngine software updates and as a marketing tool to showcase the capabilities of ShopEngine to prospective shop supplies and shop operations. The name change to Elgrande.com Inc. was effective on September 19, 1998. The Company maintains an office in Vancouver, British Columbia, Canada.

Elgrande.com Inc. formed a wholly owned subsidiary, Yaletown Marketing Corp, to provide management and administrative services for the Company. Yaletown Marketing was incorporated February 23, 1999 in Victoria, British Columbia, Canada.

The  Company's  year-end  is  May  31.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of significant accounting policies of Elgrande.com Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. References herein to the Company include the Company and its subsidiary, unless the context otherwise requires.

Going  Concern
--------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred net losses of $1,736,391 and $3,139,323 for the years ended May 31, 2001 and 2000, respectively. As of May 31, 2001, the Company's liabilities exceeded its current assets by $781,595. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently putting a new business plan in place which will, if successful, mitigate these factors. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (continued)

Going  Concern (continued)
--------------------------
An estimated $1 million is believed necessary to continue operations and increase development through the next fiscal year. The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships. Management intends to seek new capital from new equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

Accounting  Method
------------------
The Company's financial statements are prepared using the accrual method of accounting. In 1999, the Company changed its year-end from November 30 to May 31.

Earnings  per  Share
--------------------
The  Company  has  adopted Statement of Financial Accounting Standards Statement
(SFAS) No. 128, Earnings Per Share. Basic loss per share is computed using the weighted average number of common shares outstanding. Diluted net loss per share is the same as basic net loss per share, as the inclusion of common stock equivalents would be antidilutive. As of May 31, 2001, the Company had 754,444 options outstanding and convertible debt of $48,315 that would have been equal to 96,630 shares of common stock, which are considered to be antidilutive.

Cash  and  Cash  Equivalents
----------------------------
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision  for  Taxes
---------------------
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Provision  for  Taxes  (continued)
----------------------------------
At May 31, 2001, the Company had net deferred tax assets of $1,300,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at May 31, 2001.

At May 31, 2001, the Company has net operating loss carryforwards of approximately $5,200,000, which expire in the years 2019 through 2021. The Company recognized approximately $777,285 of losses for the issuance of common stock for services in 2001, which were not deductible for tax purposes.

Fair  Value  of  Financial  Instruments
---------------------------------------
The carrying amounts for cash, deposits, prepaid expenses, receivables, accounts payable, loans and notes payable, accrued liabilities, and convertible debt approximate their fair value.

Use  of  Estimates
------------------
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Compensated  Absences
---------------------
Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

Foreign  Currency  Translation  Gains/Losses
--------------------------------------------
The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-term debt which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Advertising  Costs
------------------
Advertising  costs  are  charged  to  operations  when  they  occur.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Accounting  For Stock Options And Warrants Granted To Employees And Nonemployees
--------------------------------------------------------------------------------
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation", defines a fair value-based method of accounting for stock options and other equity instruments. The company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Revenue  And  Cost  Recognition
-------------------------------
Revenues and costs are recognized at the time of sale of the company's products. The company recognizes revenue for product sales, net of any promotional gift certificates, when the products are shipped and title passes to customers. Outbound shipping charges are included in net sales collected by the company. The company provides an allowance for sales returns based on historical experience.

Cost of sales consists of the purchase price of products sold, inbound and outbound shipping charges, packaging supplies and costs associated with service revenues and marketplace business. Costs of the company's products are invoiced to the company periodically by the company's sole provider. See note 9.

Recent  Accounting  Pronouncements
----------------------------------
In June 2001, the FASB issued SFAS no. 141, "Business Combinations" and SFAS no. 142, "Goodwill And Other Intangible Assets". SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS no. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS no. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On July 1, 2001, the company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change in net income because the company does not have any assets with indefinite lives at the time. The company is currently evaluating the impact of the transitional provisions of the statement.

In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This
statement  provides  accounting  and   reporting  standards  for  transfers  and
servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company's results of operations or financial position.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Derivative  Instruments
-----------------------
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At May 31, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Research  and  Development
--------------------------
Research and development expenses are charged to operations as incurred. The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Impairments are recognized in operating results when a permanent diminution in value occurs.

NOTE  3  -  PROPERTY  AND  EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation and amortization are three and five years.

Depreciation and amortization expense for the years ended May 31, 2001 and 2000 were $144,696 and $184,121, respectively.

NOTE  4  -  INTANGIBLE  ASSETS

The Company has capitalized $545,645, which is the contractual cost of data base software purchased from an independent software supplier. No portion of this software was internally developed and, accordingly, there are no internal costs associated with this software which were charged to research and development. Consistent with SOP 98-1, the costs of this software-which was purchased solely for internal use and will not be marketed externally-have been capitalized.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  5  -  COMMON  STOCK  AND  WARRANTS

Upon incorporation, 4,000,000 shares of common stock were distributed at $0.001 per share to the board of directors for $4,000. The succeeding share issuance was for 5,000,000 common shares at $0.01 per share for $50,000. Under Regulation D, Rule 504, 943,800 shares of common stock were issued at $1.00 per share for cash and subscriptions. A May 1, 1999 issuance was for 300,000 units, each consisting of one share of common stock and three common stock purchase warrants (Class A, Class B and Class C) at $3.00 per unit under Regulation D, Rule 501. Each Class A warrant entitles the holder to acquire an additional share of common stock for $7.50 per share at any time prior to May 31, 2006. Each Class B warrant entitles the holder to acquire an additional share of common stock for $15.00 per share at any time prior to May 31, 2006 and each Class C warrant entitles the holder to acquire an additional share of common stock for $25.00 per share at any time prior to May 31, 2006. The warrants have no assigned value according to the Black-Scholes Option Price Calculation. As of May 31, 2001, none of the warrants have been exercised.

At November 30, 1998, $538,050 in stock subscriptions was receivable and subsequently $491,305 of this was received by January 11, 1999. The balance of $46,745 was collected by April 1999.

At May 31, 1999, the Company's third stock offering was over-subscribed by $112,000 and at November 30, 1998 the Company's second stock offering was over-subscribed by $90,000. These amounts were recorded on the Company's balance sheets as a current liability. The overage of $90,000 was repaid to subscribers in December 1998. The overage of $112,000 was subsequently converted to a loan which was then satisfied with stock. See Note 10.

At May 31, 1999, 25,000 shares of common stock had been granted but not issued. The Company valued the related services at $25,000 and, accordingly, recorded an accrual for this amount. During the year ended May 31, 2000, the stock was issued.

During the year ended May 31, 2000, common stock shares were issued for cash, services and debt conversion. The following common stock shares were issued:
646,333 shares were issued for $0.97 to $5.00 per share in cash totaling $1,221,015; 500,000 shares were issued with 1,000,000 warrants attached with the stock valued at $1.28 per share and the warrants at an average value of $0.16 per warrant; 168,128 shares for debt in the total amount of $156,777; 48,718 shares for services at $1.00 to $1.50 per share; 5,000 shares for accounts payable at $3.00 per share; 138,000 shares for database expenses of $88,000; and 25,000 options were exercised for $1.00 per share. Upon termination, an employee rescinded 30,000 shares previously treated as additional compensation.

During the year ended May 31, 2000, common stock shares were issued for cash, services and debt conversion. The following common stock shares were issued:
646,333 shares were issued for $0.97 to $5.00 per share in cash totaling $1,221,015; 500,000 shares were issued with 1,000,000 warrants attached with the stock valued at $1.28 per share and the warrants at an average value of $0.16 per warrant. Additionally, during the year ended May 31, 2000, 48,718 shares of stock (25,000 from options) were issued for 60,898 in services which were previously recorded in accounts payable. Additionally, 138,000 shares for $92,583 in database expenses, 120,430 shares for $112,000 of notes payable, 5,000 shares for $15,000 of accounts payable and 48,198 shares as settlement for a $44,777 capital lease obligation were issued. In March 2000, the Company

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  5  -  COMMON  STOCK  AND  WARRANTS  (CONTINUED)

issued 75,000 warrants for professional services. Each warrant is exercisable for 5 years with a price of $1.87. The fair value of each warrant granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: the risk-free interest rate is 5%, volatility is 0.3, and the expected life of the warrants is five years. The fair market value of these warrants of $89,250 was recorded as professional fees pursuant to Financial Accounting Standard No. 123

During the year ended May 31, 2001, the Company issued for cash 1,687,000 shares of common stock for $331,500 and 600,000 shares of common stock for services valued at $168,000. In the same twelve month period, 327,669 common stock shares were issued in exchange for debt in the amount of $206,862 and 777,000 common stock options were exercised for cash of $66,297 and services valued at $289,130.

NOTE  6-STOCK  OPTIONS

During the year ended May 31, 2001, the board of directors granted 2,582,556 options in exchange for compensation and consulting services. The Company valued these services at $940,714. The options issued have an average exercise price of $0.36. Of the options granted, 777,000 were exercised and 465,556 expired. The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest rate is 6% and 7%, volatility is .3 and expected life is 3 to 5 years.

During the year ended May 31, 2000, the Company's board of directors authorized the exercise of options to acquire 135,000 common stock shares for $1.00 per share.

On June 11, 1999, the board of directors approved the Elgrande.com, Inc. 1999 Stock Option Plan. This plan allows the Company to distribute up to 5,000,000 shares of common stock shares to officers, directors, employees and consultants through the authorization of the Company's board of directors. The board of directors also granted options to acquire 4,445,000 common stock shares at $3.00 per share before June 11, 2004. The Company's executive officers and directors were granted 4,225,000 of these options. Subsequent to year-end, the Company's executive officers and directors voluntarily returned all 4,225,000 of these options retroactively to the date of the grant.

The fair value of each option granted was estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made to estimate fair value: the risk-free interest rate is 5%, volatility is 0.5, and the expected life of the options is five years. Accordingly, $34,500 of the options' expense was initially recorded in the Company's interim financial statements as compensation and the remaining options' expense of $2,010,200 was recorded as consulting fees. In accordance with Financial Accounting Standard
No. 123 paragraph 115, the recorded expenses were deemed to be an estimate, subject to adjustment by decreasing the expense in the period of forfeiture. Pursuant to the return of the aforementioned options, management decreased compensation and consulting expenses by the originally recorded $2,010,200.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  6-STOCK  OPTIONS (CONTINUED)

In September 1998, the Company adopted the Elgrande.com Inc. 1998 Directors and Officers Stock Option Plan, a non-qualified plan. This plan allows the Company to distribute up to 1,000,000 shares of common stock to officers, directors, employees and consultants through the authorization of the Company's Board of Directors. In November 30, 1998, the Company issued 850,000 common stock shares for the services of consultants. The Company valued these services at $50,000. See Note 7.

The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate is 5%, volatility is 0.5, and expected life is 5 years. During the year ending May 31, 1999, the Company issued 1,000,000 common stock options that may be exercised at any time before March 15, 2004 at $1.00 per share. The strike price of these options exceeds the options' minimum value calculated using the Black-Scholes model, therefore, no compensation costs have been recognized pursuant to Financial Accounting Standard No. 123.

The  following  is  a  summary  of  stock  option  activity:

Outstanding at 5-31-99              1,850,000   $       0.57
              Granted                 220,000           3.00
              Exercised              (135,000)          1.00
              Forfeited                   -             -
                                  ------------  -------------
Outstanding at 5-31-00              1,935,000   $       0.82
Options exercisable at 5-31-00      1,595,000   $       0.99
                                  ============  =============
Weighted average fair value of
options granted during 2000                     $       0.28
                                                ============
Outstanding at 5-31-00              1,935,000   $       0.82
               Granted              2,582,556           0.45
               Exercised             (777,000)          0.45
               Forfeited             (465,556)          0.45
                                  ------------  -------------
Outstanding at 5-31-01              3,275,000   $       0.63
                                  ============  =============
Options exercisable at 5-31-01      3,275,000   $       0.63
                                  ============  =============
Weighted Average fair value of
 options granted during 2001                    $     0.22
                                                ============

NOTE  7  -  RELATED  PARTIES

Certain consultants which received common stock under the Company's non-qualified stock option plan are related to the Company's directors and stockholders. Of the 850,000 shares issued to consultants in 1999, 187,500 shares were issued to family members of directors who provided services to the Company. See Note 6.

During the year ending May 31, 2000, the Company paid its officers and directors $284,790 in consulting fees. During the year ended May 31, 2001, the Company paid its officers and director $90,117 in consulting fees.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  7  -  RELATED  PARTIES (CONTINUED)

At May 31, 2001, the Company was owed $86,204 from former employees. An allowance of $45,484 has been recorded against this receivable.

At August 31, 2001, the Company was owed $86,204 from former consultants for the use of the Company credit cards for personal expenses. Although the Company is making efforts to collect this amount, management has recorded an allowance of $42,220 against this receivable which is the amount due from a former consultant who has relocated to another country.

NOTE  8  -  COMMITMENTS  AND  CONTINGENCIES

Lease  Commitments
------------------
The Company leases office space in Vancouver, B.C., Canada from Yaletown Centre Investment Ltd. for $4,510 per month. The lease is effective from September 1, 1998 to August 31, 2001. The terms of the lease required the Company to give the lessor a $8,264 refundable security deposit. During the year ended May 31, 2000, $4,305 of this deposit was applied to rent.

Future minimum rental commitments under the operating lease are as follows at May 31, 2001:

Year  Ending  May  31,  2002       $13,464

The Company leases telephone equipment under a capital lease expiring June 23, 2002. The asset and liability under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. Depreciation of the asset under capital lease is included in the Company's recorded depreciation expense.

Future  minimum  lease  commitments  under  the  capital  lease  are as follows:

Year  Ending  May  31,  2002         $9,852

Disputed  Accounts
------------------
The Company is currently in dispute with MacDonald Harris & Associates Ltd. ("MHA") regarding consulting and computer services for the Company's database. Management believes that there are no outstanding amounts due to MHA as all accounts payable from the Company to MHA were paid in full and the Company has transferred 138,000 shares of common stock which was due to MHA. However, MHA claims that additional amounts may be due, including common stock in the Company, which the Company disputes. Management believes that MHA's claims are without merit and has made no provisions in the financial statements concerning any of these matters. Further, management is taking steps to recover capital equipment purchased on behalf of the Company by MHA.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2001

NOTE  9  -  CONCENTRATION  OF  CREDIT  RISK  FOR  CASH  HELD  AT  BANKS

Cash
----
The Company maintains cash balances at two banks. Accounts at each institution are insured by the Canadian Depository Insurance up to $60,000 in Canadian funds. At May 31, 2001, no accounts exceeded this limit.

Economic  Dependency
--------------------
During the years ended May 31, 2001 and 2000, the Company purchased 100% of its product line from one supplier. There were no amounts due to that supplier at May 31, 2000 and $32,594 due at May 31, 2000.

NOTE  10  -  NOTES  AND  DEBENTURES  PAYABLE

Short-term  Notes
-----------------
During the year ended May 31, 2000 private investors loaned the Company $94,920, which is convertible to common stock at $0.50 per share. In lieu of cash repayment of the loan, the investors are entitled to receive common stock at a discounted rate of 20% of the closing price of the stock on July 31, 2000. On November 29, 2000, 215,727 shares of common stock were issued for $94,920 to satisfy this loan.

In April 2000, the Company received $67,000 from private investors. On July 12, 2000, 67,000 shares of common stock were issued at $1.00 per share to satisfy the loan. During the year ended May 31, 2001 private investors loaned an additional $68,283 to the Company, of which $19,969 was repaid with stock.

A related party, the father of the co-founder of Elgrande.com, Inc., loaned the Company $30,000 and paid expenses on behalf of the Company in the amount of $14,942 which was satisfied with 44,942 shares at $1.00 per share of common stock during the year ended May 31, 2001.

NOTE  11  -  INVESTMENT  IN  INDIGO  CITY  PARTNERSHIP

In June 1999, the Company entered into an electronic media agreement with Hydrogen Media, Inc. ("HMI"), whereby both parties agreed to build an e-commerce web site. Under the partnership, which is referred to as the Indigo City Partnership, the Company was to provide all content for the web site and HMI will provide all programming.

The Company was obligated to pay a total of $60,000 to HMI for its services under the contract. At the financial statement date, the Company had paid $30,000 in cash and recorded the remaining $30,000 as an account payable. During the year ended May 31, 2001, it was determined that contracted services had not been provided, and the Company withdrew from the partnership. The Company recorded a loss of $30,000 which is included in impairment of assets in the accompanying financial statements

NOTE  12  -  SUBSEQUENT  EVENTS

The Company announced the launch of www.shopengine.net on July 24, 2001, which carries handcrafted articles and artifacts.

                                ELGRANDE.COM INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                        =================================

                                 AUGUST 31, 2001






                              WILLIAMS & WEBSTER PS
                          CERTIFIED PUBLIC ACCOUNTANTS
                          ============================
                        BANK OF AMERICA FINANCIAL CENTER
                        ================================
                           W 601 RIVERSIDE, SUITE 1940
                                SPOKANE, WA 99201
                                 (509) 838-5111



                                ELGRANDE.COM INC.

                                TABLE OF CONTENTS



INDEPENDENT  ACCOUNTANT'S  REVIEW  REPORT                                      1

FINANCIAL  STATEMENTS

     Consolidated  Balance  Sheets                                             2

     Consolidated  Statements  of  Operations  and Comprehensive Loss          3

     Consolidated  Statement  of  Stockholders' Equity (Deficit)               4

     Consolidated  Statements  of  Cash  Flows                                 5

NOTES  TO  FINANCIAL  STATEMENTS                                               6

Board  of  Directors
Elgrande.com,  Inc.
Vancouver,  B.C.
Canada

                           ACCOUNTANT'S REVIEW REPORT
                           --------------------------

We have reviewed the accompanying consolidated balance sheet of Elgrande.com, Inc. as of August 31, 2001 and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for the period then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended May 31, 2001 were audited by us and we expressed an unqualified opinion on them in our report dated July 6, 2001, but we have not performed any auditing procedures since that date.

As discussed in Note 2, the Company's realization of a major portion of its assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this issue are also addressed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.

Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane,  WA
October  8,  2001

                               ELGRANDE.COM, INC.
                           CONSOLIDATED BALANCE SHEETS


                                               August  31,       May  31,
                                                   2001           2001
                                               (Unaudited)
                                              --------------  --------------
ASSETS

CURRENT  ASSETS
     Cash                                     $       8,783   $      47,643
     Payroll  tax  refund  receivable                   -             8,049
     GST  tax  refundable                             2,325           1,762
     Prepaid  expenses                                6,133           4,523
                                              --------------  --------------
          TOTAL  CURRENT  ASSETS                     17,241          61,977
                                              --------------  --------------

PROPERTY  AND  EQUIPMENT
     Computer  hardware                              97,972          97,972
     Furniture  and  fixtures                        63,257          62,591
     Database  and  software                        545,645         545,645
     Less accumulated depreciation
       and  amortization                           (370,694)        (333,912)
                                              --------------  --------------
          TOTAL  PROPERTY  AND  EQUIPMENT           336,180         372,296

OTHER  ASSETS
     Employee  expense  advances                     40,008          46,093
     Employee receivable, net of allowance           43,984          40,720
     Deposits                                        33,894          18,164
                                              --------------  --------------
          TOTAL  OTHER  ASSETS                      117,886         104,977
                                              --------------  --------------
          TOTAL  ASSETS                       $     471,307   $     539,250
                                              ==============  ==============























See accompanying notes and accountant's review report.

                               ELGRANDE.COM, INC.
                           CONSOLIDATED BALANCE SHEETS


                                               August  31,       May  31,
                                                   2001           2001
                                               (Unaudited)
                                              --------------  --------------

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT  LIABILITIES
     Accounts  payable                        $     628,887   $     598,716
     Accrued  liabilities                            49,487          53,684
     Accrued  interest                                2,311           3,745
     Notes  payable                                 186,230         177,575
     Current  portion of long-term debt               8,226           9,852
                                              --------------  --------------
          TOTAL  CURRENT  LIABILITIES               875,141         843,572
                                              --------------  --------------

LONG-TERM  DEBT
     Note  payable  related  party                   78,128             -
                                              --------------  --------------
TOTAL  LONG-TERM  LIABILITIES                        78,128             -
                                              --------------  --------------
       TOTAL  LIABILITIES                           953,269         843,572

COMMITMENTS  AND  CONTINGENCIES                         -               -
                                              --------------  --------------

STOCKHOLDERS'  EQUITY  (DEFICIT)
     Common stock, 200,000,000 shares
       authorized, $.001 par value;
       16,957,620 and 15,927,148 shares
       issued and outstanding,
       respectively                                  16,957          15,927
     Stock  options  and  warrants                  835,561         781,944
     Additional  paid-in  capital                 5,048,883       4,990,412
     Accumulated  deficit                        (6,381,387)     (6,083,874)
     Accumulated other comprehensive income (loss)   (1,976)         (8,731)
                                              --------------  --------------
    TOTAL  STOCKHOLDERS' EQUITY (DEFICIT)          (481,962)       (304,322)
                                              --------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)                                   $     471,307   $     539,250
                                              ==============  ==============














See accompanying notes and accountant's review report.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                   For  the         For  the
                                                  Three Months    Three Months
                                                    Ended           Ended
                                                   August  31,     August  31,
                                                     2001            2000
                                                  (Unaudited)     (Unaudited)
                                                 --------------  --------------

REVENUES                                         $      21,717   $      62,863
COST  OF  REVENUES                                      21,464         119,173
                                                 --------------  --------------
GROSS  PROFIT  (LOSS)                                      253         (56,310)
                                                 --------------  --------------


EXPENSES
     Consulting  fees                                   78,828         136,301
     Marketing  and  public  relations                   1,094             -
     Legal  and  professional  fees                     40,682         236,016
     Salaries                                           33,689          38,730
     Office  and  administration                        50,433          12,068
     Rent                                               12,444          13,822
     Communication                                       2,601           4,322
     Software  and  internet  services                   3,051           1,221
     Depreciation  and  amortization                    19,227          42,156
     Database  construction  and  maintenance              -             6,461
                                                 --------------  --------------
          TOTAL  OPERATING EXPENSES                    242,049         491,097
                                                 --------------  --------------

LOSS  FROM  OPERATIONS                                (241,796)       (547,407)

OTHER  INCOME  AND  (EXPENSES)
     Interest  income                                       23             -
     Financing expense                                 (53,617)            -
     Interest  expense                                  (2,123)         (1,146)
                                                 --------------  --------------
          TOTAL  OTHER  INCOME  (EXPENSE)              (55,717)         (1,146)
                                                 --------------  --------------

NET  LOSS                                             (297,513)       (548,553)

OTHER  COMPREHENSIVE  INCOME
     Foreign  currency  translation  gain                6,755          18,947
                                                 --------------  --------------

COMPREHENSIVE  LOSS                              $    (290,758)  $    (529,606)
                                                 ==============  ==============

BASIC AND DILUTED NET LOSS PER COMMON SHARE      $       (0.02)  $       (0.05)
                                                 ==============  ==============
WEIGHTED  AVERAGE  NUMBER  OF
  COMMON  STOCK  SHARES  OUTSTANDING,
  BASIC  AND  DILUTED                               16,193,814      11,645,330
                                                 ==============  ==============


See accompanying notes and accountant's review report.

ELGRANDE.COM, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                      Accum-
                                                                                        ulated       Total
                              Common Stock                     Stock                  Other          Stock-
                         -----------------------  Additional   Options     Accum-     Compre-          holders
                         Number                   Paid-in      &           ulated       hensive       Equity
                         Of Shares    Amount      Capital      Warrants    Deficit     Income(Loss)  (Deficit)
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Balance, May 31, 2000     12,295,479      12,295    3,857,300     354,950  (4,347,483)      (19,822)  (142,760)
Issuance of common stock
  for cash at an average
  of  $0.50  per  share    1,687,000       1,687      211,813         -           -             -      213,500
Common stock options
  exercised for cash and
  services at $0.39
  per  share                 550,000         550      214,450         -           -             -      215,000
Options issued for
  consulting  fees               -           -            -       542,769         -             -      542,769
Stock issued for debt at
  $1.00 per share             67,000          67       66,933         -           -             -       67,000
Issuance of common stock
  for cash at an average
  of  $0.50  per  share      240,000         240      117,760         -           -             -      118,000
Options exercised at an
  average of $0.62
  per share                  227,000         227      140,200     (74,680)        -             -       65,747
Stock issued for services
  at  $0.45  per  share      600,000         600      167,400         -           -             -      168,000
Stock issued for debt at
  an average of $0.54
  per  share                 260,669         261      139,601         -           -             -      139,862
Options expired                  -           -         74,955     (74,955)        -             -          -
Options issued as
  compensation                   -           -            -        33,860         -             -       33,860
Loss for the year ending
  May  31,  2001                 -           -            -           -    (1,736,391)          -   (1,736,391)
Foreign currency translation
  gain  (loss)                   -           -            -           -           -          11,091     11,091
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Balance, May 31, 2001     15,927,148  $   15,927  $ 4,990,412  $  781,944 $(6,083,874) $     (8,731) $(304,322)
Issuance of common
  stock for services
  at an average of
  $0.06 per share            630,472         630       38,871         -           -             -      39,501
Issuance of common
  stock for cash at
  $0.05 per share            400,000         400       19,600         -           -             -      20,000
Warrants issued for
  Financing                      -           -            -        53,617         -             -      53,617
Loss for the three
  months ending
  August 31, 2001                -            -           -           -      (297,513)          -     (243,896)
Foreign currency
  translation gain               -            -           -           -           -          6,755       6,755
                         -----------  ----------  -----------  ----------  ----------  ------------  ----------
Balance, August 31,
  2001 (Unaudited)        16,957,620  $   16,957  $ 5,048,883  $  835,561 $(6,381,387) $    (1,976)  $(481,962)
                         ===========  ==========  ===========  ==========  ==========  ============  ==========










See accompanying notes and accountant's review report.

                               ELGRANDE.COM, INC.
                    CONSOLIDATED  STATEMENT  OF  CASH  FLOWS

                                                  For the three   For the three
                                                  Months ended    Months Ended
                                                   August  31,     August  31,
                                                     2001            2000
                                                  (Unaudited)     (Unaudited)
                                                 --------------  --------------
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
     Net  loss                                   $    (243,896)  $    (548,553)
     Adjustments  to  reconcile  net  loss to
       net cash used by operating activities:
         Non-cash  expenses                                -             4,308
         Depreciation  and  amortization                19,227          42,156
         Services paid by issuance of
           common  stock  and  options                  39,501         214,450
         Options issued for professional
          Services                                         -            60,280
       Decrease (increase) in:
          Employee  advance  receivable                  2,821             -
          Other  assets                                  5,876           1,284
          Deposits                                     (15,730)           (108)
          Increase  (decrease)  in:
          Accounts payable                              30,171          43,357
          Accrued  liabilities                           4,029           3,058
          Accrued  interest                             (1,434)            -
                                                 --------------  --------------
 Net  cash  used  in  operating  activities           (159,435)       (179,768)
                                                 --------------  --------------
CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
     Payments  on  leased  equipment                       -            (3,834)
     Purchase  of  property  and  equipment               (666)            -
                                                 --------------  --------------
Net  cash  used  in  investing  activities                (666)         (3,834)
                                                 --------------  --------------
CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
     Proceeds  from  loans                               9,700             -
     Proceeds  from  loans,  related  party             78,128          68,284
     Issuance  of  stock                                20,000          94,050
                                                 --------------  --------------
Net  cash  provided  by  financing  activities         107,828         162,334
                                                 --------------  --------------
Net  increase  (decrease)  in  cash                    (52,273)        (21,268)
Foreign  currency  translation  gain                    13,413          18,956
Cash,  beginning  of  period                            47,643          32,385
                                                 --------------  --------------
Cash,  end  of  period                           $       8,783   $      30,073
                                                 ==============  ==============
SUPPLEMENTAL  DISCLOSURES:
  Cash paid for interest and income taxes:
          Interest                               $       3,745   $         577
                                                 ==============  ==============
          Income  taxes                          $         -     $         -
                                                 ==============  ==============
NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Options  issued  for  professional  fees    $         -     $      60,280
     Non-cash  expenses                          $         -     $       4,308
     Services paid by issuance of stock
       and  options                              $      39,501   $     214,450
     Warrants issued for financing               $      53,617   $          -
See accompanying notes and accountant's review report.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  1  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Elgrande.com Inc., formerly Intellicom Internet Corp (hereinafter, "the Company"), was incorporated in April 1998 under the laws of the State of Nevada primarily for the purpose of developing and marketing internet applications, specifically for books, software, audio and video media, and computer games. The Elgrande.com site is a stand-alone e-commerce site and its future purpose will be as a prototype demonstration site for the ShopEngine suite of software applications. The Elgrande.com site will be used to demonstrate ShopEngine software updates and as a marketing tool to showcase the capabilities of ShopEngine to prospective shop suppliers and operators. The name change to Elgrande.com Inc. was effective on September 19, 1998. The Company maintains an office in Vancouver, British Columbia, Canada.

Elgrande.com Inc. formed a wholly owned subsidiary, Yaletown Marketing Corp, to provide management and administrative services for the Company. Yaletown Marketing was incorporated February 23, 1999 in Victoria, British Columbia, Canada.

The Company announced the launch of www.shopengine.net on July 24, 2001, which carried handcrafted articles and artifacts.

The  Company's  year-end  is  May  31.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of significant accounting policies of Elgrande.com Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. References herein to the Company include the Company and its subsidiary, unless the context otherwise requires.

Going  Concern
--------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has an accumulated deficit of $6,327,770 at August 31, 2001. As of August 31, 2001, the Company's liabilities exceeded its current assets by $936,028. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently putting a new business plan in place which will, if successful, mitigate these factors. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (CONTINUED)

Going  Concern (continued)
--------------------------
An estimated $1 million is believed necessary to continue operations and increase development through the fiscal year. The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships. Management intends to seek new capital from new equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

Accounting  Method
------------------
The Company's financial statements are prepared using the accrual method of accounting.

Earnings  per  Share
--------------------
The  Company  has  adopted Statement of Financial Accounting Standards Statement
(SFAS) No. 128, Earnings Per Share. Basic loss per share is computed using the weighted average number of common shares outstanding. Diluted net loss per share is the same as basic net loss per share, as the inclusion of common stock equivalents would be antidilutive. As of August 31, 2001, the Company had convertible debt of $250,431, which is included in notes payable and notes payable, related party, that would be equivalent to 5,565,133 shares of common stock, which are considered to be antidilutive.

Cash  and  Cash  Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision  for  Taxes
---------------------
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At May 31, 2001, the Company had net deferred tax assets of $1,300,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at May 31, 2001.

At May 31, 2001, the Company has net operating loss carryforwards of approximately $5,200,000, which expire in the years 2019 through 2021. The Company recognized approximately $777,285 of losses for the issuance of common stock for services in 2001, which were not deductible for tax purposes.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (CONTINUED)

Fair  Value  of  Financial  Instruments
---------------------------------------
The carrying amounts for cash, deposits, prepaid expenses, receivables, accounts payable, loans and notes payable, accrued liabilities, and convertible debt approximate their fair value.

Use  of  Estimates
------------------
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Compensated  Absences
---------------------
Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

Foreign  Currency  Translation  Gains/Losses
--------------------------------------------
The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-term debt which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Advertising  Costs
------------------
Advertising  costs  are  charged  to  operations  when  they  occur.

Accounting  for Stock Options and Warrants granted to Employees and nonemployees
--------------------------------------------------------------------------------
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (CONTINUED)

Revenue  and  Cost  Recognition
-------------------------------
Revenues and costs are recognized at the time of sale of the Company's products. The Company recognizes revenue for product sales, net of any promotional gift certificates, when the products are shipped and title passes to customers. Outbound shipping charges are included in net sales collected by the Company. The Company provides an allowance for sales returns based on historical experience.

Cost of sales consists of the purchase price of products sold, inbound and outbound shipping charges, packaging supplies and costs associated with service revenues and marketplace business. Costs of the Company's products are invoiced to the Company periodically by the Company's sole provider. See Note 9.

Recent  Accounting  Pronouncements
----------------------------------
In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On July 1, 2001, the Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change in net income because the Company does not have any assets with indefinite lives at the time. The Company is currently evaluating the impact of the transitional provisions of the statement.

In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This
statement  provides   accounting  and  reporting  standards  for  transfers  and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company's results of operations or financial position.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (CONTINUED)

Derivative  Instruments
-----------------------
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At August 31, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Research  and  Development
--------------------------
Research and development expenses are charged to operations as incurred. The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Impairments are recognized in operating results when a permanent diminution in value occurs.

NOTE  3  -  PROPERTY  AND  EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation and amortization are three and five years.

Depreciation and amortization expense for the three months ended August 31, 2001 and 2000 were $19,227 and $42,156, respectively.

NOTE  4  -  INTANGIBLE  ASSETS

The Company has capitalized $545,645, which is the contractual cost of data base software purchased from an independent software supplier. No portion of this software was internally developed and, accordingly, there are no internal costs associated with this software which were charged to research and development. Consistent with SOP 98-1, the costs of this software-which was purchased solely for internal use and will not be marketed externally-have been capitalized.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  5  -  COMMON  STOCK  AND  WARRANTS

During the three months ended August 31, 2001 the Company issued 400,000 shares of common stock at $0.05 per share and 630,472 for services valued at $39,501.

During the three months ended August 31, 2001, the debenture holders renegotiated the terms of the debentures and the Company issued the holders 1,072,343 warrants with a value of $53,617 as financing fees. The fair value of each warrant issued is estimated on the issue date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest rate of 5%, volatility is 319%, and expected life is 5 years.

During the year ended May 31, 2001, the Company issued for cash 1,687,000 shares of common stock for $331,500 and 600,000 shares of common stock for services valued at $168,000. In the same twelve month period, 327,669 common stock shares were issued in exchange for debt in the amount of $206,862, 137,000 shares were issued for $137 in accounts payable to an officer, and 777,000 common stock options were exercised for cash of $66,297 and services valued at $289,130.

During the year ended May 31, 2000, common stock shares were issued for cash, services and debt conversion. The following common stock shares were issued:
646,333 shares were issued for $0.97 to $5.00 per share in cash totaling $1,221,015; 500,000 shares were issued with 1,000,000 warrants attached with the stock valued at $1.28 per share and the warrants at an average value of $0.16 per warrant.

Additionally, during the year ended May 31, 2000, 48,718 shares of stock (25,000 from options) were issued for 60,898 in services which were previously recorded in accounts payable. Additionally, 138,000 shares for $92,583 in database expenses, 120,430 shares for $112,000 of notes payable, 5,000 shares for $15,000 of accounts payable and 48,198 shares as settlement for a $44,777 capital lease obligation were issued. In March 2000, the Company issued 75,000 warrants for professional services. Each warrant is exercisable for 5 years with a price of $1.87. The fair value of each warrant granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: the risk-free interest rate is 5%, volatility is 0.3, and the expected life of the warrants is five years. The fair market value of these warrants of $89,250 was recorded as professional fees pursuant to Financial Accounting Standard No. 123

Upon incorporation, 4,000,000 shares of common stock were distributed at $0.001 per share to the board of directors for $4,000. The succeeding share issuance was for 5,000,000 common shares at $0.01 per share for $50,000. Under Regulation D, Rule 504, 943,800 shares of common stock were issued at $1.00 per share for cash and subscriptions. A May 1, 1999 issuance was for 300,000 units, each consisting of one share of common stock and three common stock purchase warrants (Class A, Class B and Class C) at $3.00 per unit under Regulation D, Rule 501. Each Class A warrant entitles the holder to acquire an additional share of common stock for $7.50 per share at any time prior to May 31, 2006. Each Class B warrant entitles the holder to acquire an additional share of common stock for $15.00 per share at any time prior to May 31, 2006 and each Class C warrant entitles the holder to acquire an additional share of common stock for $25.00 per share at any time prior to May 31, 2006. The warrants have no assigned value according to the Black-Scholes Option Price Calculation. As of May 31, 2001, none of the warrants have been exercised.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  6-STOCK  OPTIONS

During the year ended May 31, 2001 the board of director's granted 2,582,556 options in exchange for compensation and consulting services. The Company valued these services at $940,714. The options have an average value of $0.36 per share. Of the options granted, 777,000 were exercised and 465,556 expired.

The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest rate of 6% and 7%, volatility is .3, and expected life is 3 to 5 years.

During the year ended May 31, 2000, the Company's board of directors authorized the exercise of options to acquire 135,000 common stock shares for $1.00 per share.

The Company has adopted the Elgrande.com Inc. 1998 Directors and Officers stock option plan and the Elgrande.com Inc. 1999 stock option plan. These plans allow the Company to distribute up to 6,000,000 shares of common stock. Options issued under the 1999 plan went to 220,000 shares exercisable at $3.00 per share before June 2000. Options issued under the 1998 plan amount to 850,000 valued at $50,000 for services.

During the year ended May 30, 2000 the board of directors granted 75,000 options valued at $34,500 for compensation and 145,000 valued at $66,700 for consulting services. The Company also issued 75,000 warrants issued for services valued at $89,250 options exercised during the year end 2000 equaled 160,000 at $1.00 per share.

The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate is 5%, volatility is 0.5, and expected life is 5 years.

During the year ending May 31, 1999, the Company issued 1,000,000 common stock options that may be exercised at any time before March 15, 2004 at $1.00 per share. The strike price of these options exceeds the options' minimum value calculated using the Black-Scholes model, therefore, no compensation costs have been recognized pursuant to Financial Accounting Standard No. 123. At the time the options were granted, the book value of the equity of the Company was approximately $0.50 per share, which additionally resulted in no value being assigned to these options.

On June 11, 1999, the board of directors approved the Elgrande.com, Inc. 1999 Stock Option Plan. This plan allows the Company to distribute up to 5,000,000 shares of common stock shares to officers, directors, employees and consultants through the authorization of the Company's board of directors. The board of directors also granted options to acquire 4,445,000 common stock shares at $3.00 per share before June 11, 2004. The Company's executive officers and directors were granted 4,225,000 of these options. Subsequent to year-end, the Company's executive officers and directors voluntarily returned all 4,225,000 of these options retroactively to the date of the grant.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  6-STOCK  OPTIONS  (CONTINUED)

The fair value of each option granted was estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made to estimate fair value: the risk-free interest rate is 5%, volatility is 0.5, and the expected life of the options is five years. Accordingly, $34,500 of the options' expense was initially recorded in the Company's interim financial statements as compensation and the remaining options' expense of $2,010,200 was recorded as consulting fees. In accordance with Financial Accounting Standard
No. 123 paragraph 115, the recorded expenses were deemed to be an estimate, subject to adjustment by decreasing the expense in the period of forfeiture. Pursuant to the return of the aforementioned options, management decreased compensation and consulting expenses by the originally recorded $2,010,200.

The  following  is  a  summary  of  stock  option  activity:

                                                          Weighted Average
                                     Number of Shares     Exercise Price
                                     ----------------     ----------------
Outstanding at 5-31-00                    1,935,000       $        0.82
     Granted                              2,582,556                0.45
     Exercised                             (777,000)               0.45
    Forfeited                              (465,556)               0.45
                                     ----------------     ----------------
Outstanding at 5-31-01                    3,275,000       $        0.63
                                     ================     ================
Options exercisable at 5-31-01            3,275,000       $        0.63
                                     ================     ================
Weighted average fair value of
  options granted during 2001                             $        0.22
                                                          ================

During the three months ended August 31, 2001, there were no options granted, exercised or expired.

NOTE  7  -  RELATED  PARTIES

Certain  consultants   which   received  common   stock  under   the   Company's
non-qualified stock option plan are related to the Company's directors and stockholders. Of the 850,000 shares issued to consultants in 1999, 187,500 shares were issued to family members of directors who provided services to the Company. See Note 6.

During the year ending May 31, 2000, the Company paid its officers and directors $284,790 in consulting fees. During the year ended May 31, 2001, the Company paid its officers and director $90,117 in consulting fees.

At August 31, 2001, the Company was owed $86,204 from former consultants for the use of the Company credit cards for personal expenses. Although the Company is making efforts to collect this amount, management has recorded an allowance of $42,220 against this receivable which is the amount due from a former consultant who has relocated to another country.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  8  -  COMMITMENTS  AND  CONTINGENCIES

Lease  Commitments
------------------
The Company leases office space in Vancouver, B.C., Canada from Blastradius Inc. for $4,000 per month. The lease is effective from October 1, 2001 to October 31, 2005. The terms of the lease required the Company to give the lessor $16,000 refundable security deposit. During the year ended May 31, 2000, this deposit was applied to rent.

Future minimum rental commitments under the operating lease are as follows at August 31, 2001:

Year  Ending:
     May 31, 2002          $     13,464
     May 31, 2003          $     48,000
     May 31, 2004          $     48,000
     May 31, 2005          $     48,000

The Company leases telephone equipment under a capital lease expiring June 23, 2002. The asset and liability under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. Depreciation of the asset under capital lease is included in the Company's recorded depreciation expense.

Future  minimum  lease  commitments  under  the  capital  lease  are as follows:

Year  Ending  May  31,  2002                                   $  9,852

Disputed  Accounts
------------------
The Company is currently in dispute with MacDonald Harris & Associates Ltd. ("MHA") regarding consulting and computer services for the Company's database. Management believes that there are no outstanding amounts due to MHA as all accounts payable from the Company to MHA were paid in full and the Company has transferred 138,000 shares of common stock which was due to MHA. However, MHA claims that additional amounts may be due, including common stock in the Company, which the Company disputes. Management believes that MHA's claims are without merit and has made no provisions in the financial statements concerning any of these matters. Further, management is taking steps to recover capital equipment purchased on behalf of the Company by MHA.

On June 28, 2001, Perich & Partners filed suit against the Company in the United States District Court for the Eastern District of Michigan for $139,648.79, plus attorneys' fees, costs and interest, for services allegedly rendered to the Company. The Company received an extension to answer the suit and is attempting to resolve the matter with the plaintiff. The Company has recorded the amount as an account payable.

NOTE  9  -  CONCENTRATION  OF  CREDIT  RISK  FOR  CASH  HELD  AT  BANKS

Cash
----
The Company maintains cash balances at two banks. Accounts at each institution are insured by the Canadian Depository Insurance up to $60,000 in Canadian funds. At August 31, 2001, no accounts exceeded this limit.

                                ELGRANDE.COM INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2001

NOTE  9 - CONCENTRATION OF CREDIT RISK FOR CASH HELD AT BANKS (CONTINUED)

Economic  Dependency
--------------------
During the three months ended August 31, 2001, the Company purchased 100% of its product line from one supplier.

NOTE  10  -  NOTES  AND  DEBENTURES  PAYABLE

Short-term  Notes
-----------------
During the year ended May 31, 2000 private investors loaned the Company $94,920, which is convertible to common stock at $0.50 per share. In lieu of cash repayment of the loan, the investors are entitled to receive common stock at a discounted rate of 20% of the closing price of the stock on July 31, 2000. On November 29, 2000, 215,727 shares of common stock were issued for $94,920 to satisfy this loan.

In April 2000, the Company received $67,000 from private investors. On July 12, 2000, 67,000 shares of common stock were issued at $1.00 per share to satisfy the loan. During the year ended May 31, 2001 private investors loaned an additional $68,283 to the Company, of which $19,969 was repaid with stock.

A related party, the father of the co-founder of Elgrande.com, Inc., loaned the Company $30,000 and paid expenses on behalf of the Company in the amount of $14,942 which was satisfied with 44,942 shares at $1.00 per share of common stock during the year ended May 31, 2001.

Debentures
----------
During the three months ended August 31, 2001 and the year ended May 31, 2001, the Company issued 12%, subordinated convertible debentures for a total of $9,700 and $128,216, respectively. The debentures mature on various dates beginning January 1, 2002 through May 2002 and pay simple interest quarterly beginning April 1, 2001. The debentures are convertible to common stock at a conversion price equal to the average closing bid price for the five trading days immediately prior to the conversion date.

NOTE  11  -  INVESTMENT  IN  INDIGO  CITY  PARTNERSHIP

In June 1999, the Company entered into an electronic media agreement with Hydrogen Media, Inc. ("HMI"), whereby both parties agreed to build an e-commerce web site. Under the partnership, which is referred to as the Indigo City Partnership, the Company was to provide all content for the web site and HMI will provide all programming.

The Company was obligated to pay a total of $60,000 to HMI for its services under the contract. At the financial statement date, the Company had paid $30,000 in cash and recorded the remaining $30,000 as an account payable. During the year ended May 31, 2001, it was determined that contracted services had not been provided, and the Company withdrew from the partnership. The Company recorded a loss of $30,000 which is included in impairment of assets in the accompanying financial statements

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ELGRANDE.COM, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ELGRANDE.COM, INC. SINCE THE DATE
HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                         54,057,857 SHARES OF COMMON STOCK


                               ELGRANDE.COM,  INC.

                                    PROSPECTUS


                               January  __,  2002

                                TABLE OF CONTENTS


ITEM
----
Summary
Cautionary  Statement  About  ELGRANDE.COM,  INC.
Forward-Looking  Statements
Summary  Financial  Data
Risk  Factors
Capitalization
Dividend Policy
Business
Management's  Discussion  and
    Analysis  of  Financial  Condition
    and  Results  of  Operations
Management
Certain  Market  Information
Use  of  Proceeds
Principal  and  Selling  Stockholders
Plan  of  Distribution
Stock  Purchase  Agreement
Shares  Eligible  for  Future  Sale
Description  of  Capital  Stock
Transfer  Agent
Legal  Matters
Experts
Additional  Information
Index  to  Financial  Statements

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by us in connection with the issuance and distribution of the shares of common stock.

Securities  and  Exchange  Commission  Registration  Fee               $  946.01
NASD  Filing  Fees  and  Blue  Sky  Fees  and  Expenses                     0
Printing  and  Engraving  Expenses                                          0
Legal  Fees  and  Expenses                                            $25,000.00
Accounting  Fees  and  Expenses                                         3,000.00
                                                                      ----------
     Total                                                            $28,946.01
                                                                      ==========

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933 (the "Act"):

 The Registrant hereby incorporates by reference the information as to sales of unregistered securities contained in its Annual Reports on Form 10-KSB for its fiscal years ended May 31, 1999, and May 31, 2000.

ITEM  27.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

(a)     EXHIBITS

Exhibit
Number   Description  of  Exhibit
------   ------------------------
3.1*     Articles  of  Incorporation
3.11*    By-Laws
4.2* Form of 12% Convertible Debenture due 2002 issued in the aggregate principal amount of $129,000
4.3*     Form  of  Stock  Purchase  Warrant
4.4 Stock Purchase Agreement, as amended December 18, 2001, between the Company and IFG Private Equity, LLC
4.5      Commitment  Warrant
4.6 Registration Rights Agreement, dated September 18, 2001, between the Company and IFG Private Equity, LLC
5.1      Form  of  Opinion  of  Jackson  &  Campbell,  P.C.
10.3*    M.  Page  -  Consulting  Agreement
10.4*    C.  Parfitt  -  Consulting  Agreement
10.6*    Office  lease  dated  August  27,  1998
10.7*    Office  lease  dated  December  22,  1998
10.8* Consulting Agreement between Company and Wolnosc International (Mariusz Girt)
10.9*    Lease  Agreement  of  Company's  offices  dated  January  31,  2000
10.10*   Capital  Lease  Agreement  with  National  Leasing  System
10.11*   Consulting  Agreement  between  Company  and  Michael  F.  Holloran
10.12*   Sublease  Agreement  of  Company's  Offices  dated  August  7, 2001
10.13*   Addendum  to  the  Sublease  dated  August  22,  2001
10.14*   Consulting  Agreement  between  Company  and  Paul  Morford
15.1     Letter  on  unaudited  interim  financial  information
21*      List  of  Subsidiaries
23.1     Consent  of  Williams  &  Webster,  P.S.
99.1*    1998  Directors'  &  Officers'  Stock  Option  Plan
99.2*    1999  Stock  Option  Plan

*     Previously  filed.

ITEM  28.  UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution;

     (2) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the nitial bona fide offering thereof; and

     (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end the offering.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on the 7th day of January, 2002.

     ELGRANDE.COM,  INC.


     By:   /s/  Michael  F.  Holloran
          ---------------------------
            Michael  F.  Holloran
            Chief  Executive  Officer

     Each person whose signature appears below hereby constitutes and appoints Michael F. Holloran and Paul Morford and either of them, his or her true and lawful attorneys-in-fact with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign a new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons on the 7th day of January, 2002, in the capacities indicated.

Signature
---------

/s/  Michael F. Holloran
-------------------------
Michael F. Holloran, President and Chief Executive
Officer  and  Director
(Principal  Executive, Financial and Accounting Officer)

/s/   Marius  Girt
-------------------
Mariusz  Girt,  Chief  Technology  Officer  and Director

/s/   Paul  Morford
--------------------
Paul  Morford,  Secretary  and  Director

/s/  Randal  Palach
--------------------
Randal  Palach,  Director

                                  EXHIBIT INDEX
                                  -------------


4.4 Stock Purchase Agreement, as amended December 18, 2001, between the Company and IFG Private Equity, LLC
4.5     Commitment  Warrant
4.6 Registration Rights Agreement, dated September 18, 2001, between the Company and IFG Private Equity, LLC
5.1     Form  of  Opinion  of  Jackson  &  Campbell,  P.C.
15.1    Letter  on  unaudited  interim  financial  information
23.1    Consent  of  Williams  &  Webster,  P.S.